UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Entegris, Inc.
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Entegris

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

April 26, 2023

Guiding what we do
and how we do it.
Mission
To help our customers improve their productivity, performance, and technology by providing enhancing materials and process solutions for the most advanced manufacturing environments.

Values
	PEOPLE AND TEAMWORK —	CREATIVITY AND INNOVATION —

	We will treat people with respect and dignity in a collaborative environment that aligns the organization, achieves high performance, and rewards team success.	We are committed to an environment in which people are encouraged to disseminate knowledge, take risks, openly share ideas, and turn them into business opportunities.

	ACCOUNTABILITY, INTEGRITY, AND TRUST —	DEDICATION TO EXCELLENCE —

	We will act honestly and consistently with all; accept responsibility to deliver results and commit to openly communicate.	We will set high standards for performance and strive to be best in class through outstanding leadership at all levels.

Letter to Stockholders

Dear Entegris Stockholders:
I am pleased with what our team achieved in 2022, especially in such a dynamic industry environment. Our performance showcased the strength of our team’s execution and resilience, as well as our highly differentiated, unit-driven business model.
Sales of $3.3 billion were up 43 percent (on an as reported basis). We estimate our organic sales growth was several points above the market growth for the year. This above-market growth was driven in large part by our strong position at the leading-edge technology nodes, where we enjoy greater Entegris content per wafer.
In July, we closed our acquisition of CMC Materials, creating a global leader in electronic materials across the semiconductor ecosystem. With the addition of CMC, we believe our breadth of capabilities in materials science and contamination control will enable us to offer unique solutions to help our customers improve device performance and shorten their time to yield. We have already made excellent progress on the integration, achievement of cost synergies and plans for the realization of sales synergies.
Other highlights of our business in 2022 included:
•The announcement of plans to build a new major manufacturing center of excellence in Colorado Springs and the rapid progress made in the construction of our new, state-of-the-art manufacturing facility in Taiwan.
•Publishing our second Corporate Social Responsibility (ESG) Annual Report, sharing significant progress toward reaching our 2030 goals.
•The announcement of a strategic collaboration with LAM Research to develop dry photoresist technology for extreme ultraviolet (EUV) lithography, an innovative approach to be used in the production of next-generation semiconductors.
Looking ahead to 2023, in the face an uncertain global economy and semiconductor market, we plan to manage our business dynamically, while continuing to make the necessary investments to extend our competitive advantage and capture the full long-term growth potential ahead of us. We have strong conviction in the long-term secular growth of the semiconductor market, which is expected to double in size to $1 trillion by 2030. We believe Entegris offers the industry’s most comprehensive mission critical electronic materials portfolio, operating squarely at the crossroads of materials science and materials purity. These two core capabilities are quickly becoming the most critical enablers of our customers’ technology roadmaps, which we believe will translate into growth above the market for Entegris.
In conclusion, I’m pleased with the performance of our business in 2022 and we are excited about the significant long-term opportunities ahead for Entegris.
Thank you for your support,
Bertrand Loy
President and Chief Executive Officer
March 17, 2023

2023 Proxy Statement	3

Notice of 2023 Annual Meeting of Stockholders

DATE AND TIME April 26, 2023 (Wednesday) 8:00 a.m., local time	LOCATION 129 Concord Road, Billerica, Massachusetts 01821	RECORD DATE Stockholders as of March 10, 2023 are entitled to vote.

Voting Items Proposals	Board Vote Recommendation	For Further Details

1.To elect seven (7) Directors to serve until the 2024 Annual Meeting of Stockholders.	“FOR” each director nominee	Page 15

2.To approve, on an advisory basis, Entegris’ Executive Compensation.	“FOR”	Page 35

3.To provide an advisory vote on the frequency of the advisory vote on Executive Compensation.	“EVERY ONE YEAR”	Page 62

4.To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2023.	“FOR”	Page 63

Stockholders will also transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.
The 2023 Annual Meeting of Stockholders of Entegris, Inc. will be held at Entegris’ headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, April 26, 2023, at 8:00 a.m., local time. Stockholders of record at the close of business on March 10, 2023 are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.
By order of the Board of Directors,
Joe Colella
Senior Vice President, General Counsel and Secretary
How to Vote

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on April 26, 2023 – the Proxy Statement, Form of Proxy and the Annual Report to Stockholders are available at http://investor.entegris.com/financials.cfm

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Proxy Statement Summary
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation (“Entegris”, the “Company”, “us”, “we” or “our”), for use at the 2023 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, April 26, 2023 at 8:00 a.m., local time, and at any adjournments or postponements of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department via email at irelations@entegris.com. This Proxy Statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed Form of Proxy and the Company’s 2022 Annual Report to Stockholders are first being mailed or given to stockholders on or about March 17, 2023. The content of any website referred to in this Proxy Statement is not a part of and is not incorporated by reference in this Proxy Statement.
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Company Overview
Entegris, Inc. is a leading supplier of advanced materials and process solutions for the semiconductor and other high-technology industries. We help our customers maximize manufacturing yields, reduce manufacturing costs and enable higher device performance by leveraging our unique breadth of capabilities to provide mission critical materials and process solutions for the most advanced manufacturing environments.

Entegris at a Glance
Founded 1966	2022 Net Sales (As Reported) $3.3B	Headquarters Billerica, MA

	Patents 4,400	ER&D (As Reported) $229M

Business Divisions Specialty Chemicals and Engineered Materials (SCEM) Microcontamination Control (MC) Advanced Planarization Solutions (APS) Advanced Materials Handling (AMH)

2023 Proxy Statement	5

Proxy Statement Summary
2022 Highlights

NET SALES ($ in millions)	NET INCOME ($ in millions)	ADJUSTED EBITDA(1) ($ in millions)

GAAP EPS	NON-GAAP EPS(1)

(1)Non-GAAP. See Appendix A for more information on the Company’s use of non-GAAP metrics, including GAAP to non-GAAP reconciliations.

Environmental, Social and Corporate Governance (ESG)/Corporate Social Responsibility (CSR)(1)
(1)For additional information, please see our 2021 CSR Report, which can be found on our website at http://www.Entegris.com under “About Us — Corporate Social Responsibility.”

100%	42%
Percentage of innovation portfolio aligned to U.N. SDGs	Percentage of new hires in scientific and technical roles that were women and/or individuals from underrepresented groups

$8M	99.9%
Amount invested in the Entegris Foundation for our scholarship, internship, and co-op programs since 2020	Percentage of industrial waste diverted from landfill in our Yonezawa facility

43%	100%
Percentage of diverse members on our Board of Directors (as of the 2023 Annual Meeting of Stockholders)	Percentage of completion rate of Code of Ethics training among active team members

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Proxy Statement Summary

Awarded Silver Medal from EcoVadis, reflecting the quality of Entegris’ sustainability management system	As of 2022, Entegris received an MSCI ESG Rating of A

2023 Proxy Statement	7

Proxy Statement Summary
Voting Matters and Recommendations

PROPOSAL 1 Election of Directors

The Board recommends that the stockholders vote FOR each of the nominees.	See pages 15-34 for further information.

Director Nominees
The following table provides summary information about each director nominee as of the date of this Proxy Statement.

		Committee Membership(1)
Name and Primary Occupation	Director Since	AFC	MDCC	GNC	EHSSC
James R. Anderson, 50 INDEPENDENT Chief Executive Officer, Lattice Semiconductor Corporation	2023
Rodney Clark, 53 INDEPENDENT Vice President, Chief Commercial Officer, Johnson Controls	2021		●	●	●
James F. Gentilcore, 70 INDEPENDENT Retired Chairman and Chief Executive Officer, PQ Corporation	2013	●	●		●
Yvette Kanouff, 57 INDEPENDENT Partner and Chief Technology Officer, JC2 Ventures	2021	●	●
James P. Lederer, 62 INDEPENDENT Retired Executive Vice President, Qualcomm Technologies, Inc.	2015	●		●
Bertrand Loy, 57 President and Chief Executive Officer, Entegris, Inc.	2012
Azita Saleki-Gerhardt, 59 INDEPENDENT Executive Vice President, Operations, AbbVie Inc.	2017		●	●	●

AFC	Audit & Finance Committee	●	Chair
MDCC	Management Development & Compensation Committee	●	Member
GNC	Governance & Nominating Committee
EHSSC	Environmental, Health, Safety & Sustainability Committee
(1)Following the annual meeting, Mr. Anderson will serve on our MDCC. Also following the annual meeting, having both joined the EHSSC, Mr. Clark and Dr. Saleki-Gerhardt will depart from the MDCC.
Director Nominee Snapshot
INDEPENDENCE
TENURE

AGE
DIVERSITY (INCLUDING GENDER AND ETHNICITY)

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Proxy Statement Summary
DIRECTOR SKILLS, EXPERIENCE AND DIVERSITY

CORPORATE GOVERNANCE 7/7 Experience serving as a public company director, including an understanding of good corporate governance standards and practices.

RISK MANAGEMENT 7/7 Experience assessing and managing enterprise business risks or experience overseeing complex business risk management matters.

PUBLIC COMPANY CEO EXPERIENCE 3/7 Experience as a current or former CEO of a publicly listed company.

DIVERSITY 3/7 Diverse background with respect to gender, ethnicity or race.

GLOBAL BUSINESS 7/7 Experience managing a business with substantial global operations.

TECHNOLOGY INDUSTRY 6/7 Experience in a senior-level management position with a company in the technology industry.

SEMICONDUCTOR INDUSTRY 4/7 Experience in a senior-level management position with a company in the semiconductor industry.

FINANCE AND ACCOUNTING 7/7
Experience in accounting, financial disclosure, capital markets and corporate finance, or P&L responsibility, as an executive of a company with a breadth and level of complexity comparable to the Company.

CYBERSECURITY 4/7 Experience directly overseeing corporate cybersecurity programs or possessing a deep understanding of cyber threats to organizations.

MANUFACTURING AND SUPPLY CHAIN 5/7 Experience managing sophisticated, large-scale manufacturing operations or complex distribution, supply chain or manufacturing facilities.

SALES AND MARKETING 7/7 Experience developing and executing strategies designed to increase market share, grow the customer base and otherwise establish deep relationships with customers.

MERGERS AND ACQUISITIONS 7/7 M&A and integration experience as a public company officer or director.

HUMAN CAPITAL MANAGEMENT AND DEVELOPMENT 7/7 Experience in human capital management in large organizations.

2023 Proxy Statement	9

Proxy Statement Summary
Stockholder Engagement
The Board believes that it is important to foster long-term relationships with stockholders and understand stockholder perspectives on the Company. We value an open dialogue with our stockholders and we believe that regular communication is a critical part of our long-term success. To that end, members of the management team continued extensive outreach to stockholders over the course of the year. Through this outreach, the management team updated stockholders on a range of topics, such as the Company’s overall business strategy, corporate governance practices and executive compensation, and also gained an understanding of the perspectives and concerns of stockholders. The stockholder engagement program complements the ongoing dialogue throughout the year among our stockholders and our Chief Executive Officer, Chief Financial Officer and Vice President, Investor Relations on financial and strategic performance.
Our Governance Practices
As part of Entegris’ commitment to high ethical standards, the Board follows sound governance practices that it believes are widespread in the industry. These practices, which are summarized below, are described in more detail beginning on page 31 of this Proxy Statement.

Annual election of all directors by majority voting
Directors not elected by a majority of votes cast are subject to the Company’s resignation policy
Mandatory retirement at age 72
12-year tenure limit for all independent directors joining the Board after 2020
Annual “say on pay” advisory vote
No “poison pill”
Our Bylaws provide for “proxy access” by stockholders
6 of 7 director nominees are independent
Fully independent Board committees
Executive sessions are held at each regularly scheduled Board meeting without management
Independent registered public accounting firm and internal auditor meet regularly with Audit & Finance Committee without management present
Annual Board and committee self-evaluations
Lead Independent Director
Active Board oversight of risk and risk management, including cybersecurity risks
Stringent stock ownership requirements for executive officers and directors
Directors and executive officers are prohibited from hedging and pledging Company stock
Code of business ethics that applies to our officers, directors, employees, contractors and agents
Commitment to corporate social responsibility matters, including sustainability

BOARD AND COMMITTEE MEETINGS IN 2022

AUDIT & FINANCE COMMITTEE	MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE	GOVERNANCE & NOMINATING COMMITTEE	BOARD OF DIRECTORS
6 meetings	6 meetings	4 meetings	5 meetings

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Proxy Statement Summary
Corporate Social Responsibility
Our Corporate Social Responsibility (“CSR”) program is built on four core pillars: Innovation, Safety, Personal Development and Inclusion, and Sustainability. The program includes goals, which are aligned to each of the four pillars, to guide us to 2030. During 2022, we released our 2021 annual CSR report providing an update on our progress toward reaching our 2030 goals and our performance on our objectives from our 2020 baseline. The 2021 annual CSR report is published on our website at http://www.Entegris.com under “About Us — Corporate Social Responsibility.” In 2022, our CSR accomplishments included achieving a “Silver” level from EcoVadis, an “A” rating from MSCI and receiving the ESG Supplier Award from Applied Materials, a major equipment customer. The Board is actively engaged in the oversight of our CSR program.
In 2022, each of our named executive officers had CSR-focused performance goals to incentivize and drive the achievement of our CSR goals related to innovation, safety, personal development and inclusion or sustainability and against which their performance was measured.

Innovation	Safety	Personal Development and Inclusion	Sustainability

Using our legacy of innovation to enable technologies that transform the world and have a positive impact on people throughout the global community	Ensuring safety in the workplace for our colleagues and in the products we deliver for our customers	Supporting the development and growth of our colleagues and striving to create a diverse and inclusive environment where everyone is treated with respect and dignity	Limiting the impact that our global operations have on the environment by reducing our consumption of energy and water and by relying on electricity produced from renewable sources

2030 Goals
1.Invest at least 55% of OpEx in R&D
2.Commit 100% of innovation portfolio to advance our customers' technology roadmaps
3.Align 100% of innovation portfolio to advance the U.N. sustainable development goals (SDG)

2030 Goals
1.Strive for an injury-free work environment at all Entegris facilities
2.Create an environment where >95% of colleagues say "Entegris is a safe place to work"
3.Achieve 100% manufacturing participation rate in proactive reporting of safety opportunities

2030 Goals
1.Invest >$30 million in STEM scholarships and engineering internships for women and individuals from under-represented communities
2.Aim to fill more than 50% of new engineering roles with women and/or individuals from underrepresented groups
3.Aim to achieve 50% diversity among board members
4.Increase participation in real-time learning opportunities and internal training hours by more than five times the hours completed in 2020

2030 Goals
1.Reduce energy consumption by more than 20% per revenue dollar
2.Achieve 100% electricity consumption generated from renewable sources, where available
3.Decrease water consumption by more than 50% per revenue dollar

In light of the acquisition of CMC Materials, we will update our CSR strategy and our 2030 goals and will provide more information on this updated framework in our 2022 CSR report.

PROPOSAL 2 Advisory Vote on Executive Compensation

The Board recommends that the stockholders vote FOR the adoption of the resolution indicating approval of the compensation of our named executive officers.	See pages 35-61 for further information.

2023 Proxy Statement	11

Proxy Statement Summary
Framework of 2022 Compensation
Our executive compensation policies are designed so that (i) total compensation is tied to individual performance, (ii) total compensation will vary with our performance in achieving financial and strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. As depicted in the below graphics, in 2022 approximately 91% of the Chief Executive Officer’s target total direct compensation and an average of approximately 81% of the target total direct compensation of the other named executive officers was “variable”, i.e., dependent on the Company’s performance.
CEO
OTHER NEOs

(1)Comprised of 2022 target base salary.
(2)Comprised of 2022 target short-term and long-term incentive compensation awards.
Executive Compensation Practices
We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our management team with those of our stockholders. The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

WHAT WE DO	WHAT WE DON’T DO

Carefully structured peer group with annual Management Development & Compensation Committee (“Compensation Committee”) review
Annual say-on-pay advisory vote
Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs
Independent Compensation Committee oversight
Independent compensation consultant is hired by and reports to the Compensation Committee
Annual report by the independent compensation consultant to the Compensation Committee on executive pay and performance alignment
Stringent stock ownership guidelines maintained for directors and executive officers
Clawback policy in place to deter executive officer misconduct and reclaim certain awards and incentives
Change in control agreements require double-trigger for vesting

No guaranteed bonuses
No material perquisites or other personal benefits to directors or executive officers
Directors, executive officers, employees and consultants may not hedge, pledge or engage in speculative transactions of Company stock
No plans that encourage excessive risk taking
No excess dilution through careful monitoring of burn rate and overhang
No new tax “gross-ups” agreements

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Proxy Statement Summary
Comparison of Five-Year Cumulative Total Return
The following graphic compares the cumulative total stockholder return (“TSR”) on our common stock from December 31, 2017 through December 31, 2022 with the cumulative total return of (1) the Nasdaq Composite Index, and (2) the Philadelphia Semiconductor Index, assuming $100 was invested at the close of trading December 31, 2017 in our common stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index and that all dividends are reinvested.

Prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2023. Index Data: Copyright NASDAQ OMX, Inc. Used with permission. All rights reserved.

PROPOSAL 3 Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

The Board recommends that the stockholders vote for the advisory vote to approve the compensation of our named executive officer be held “EVERY ONE YEAR”.	See pages 62 for further information.

PROPOSAL 4 Ratification of Selection of Independent Registered Public Accounting Firm for 2023

The Board recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2023.	See pages 63-65 for further information.

2023 Proxy Statement	13

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include statements about market and technology trends, including the duration and drivers of any growth trends, the Company’s corporate social responsibility program, Board composition, and other matters. These forward-looking statements are based on current management expectations and assumptions only as of the date of this Proxy Statement, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and could cause actual results to differ materially from the results express in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk factors and additional information described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the caption “Risk Factors.” Except as required under the federal securities laws and rules and regulations of the Securities and Exchange Commission, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

14

Corporate Governance

PROPOSAL 1 Election of Directors

The Board recommends that the stockholders vote FOR each of the nominees.

At each annual meeting of stockholders, directors are elected for a term expiring at the next annual meeting of stockholders to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.
Board of Directors
Selection of Directors
The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The committee may identify potential candidates for first-time nomination as a director using a variety of sources, such as recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain information concerning the background of that person. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the minimum qualifications for first-time director nominees specified in the Corporate Governance Guidelines; (2) whether the individual would be considered independent under applicable rules of Nasdaq and the Securities and Exchange Commission (the “SEC”); and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.
The Governance & Nominating Committee evaluates candidates for director-nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including but not limited to the characteristics of independence, desired mix of skills, experience, availability for service to Entegris, tenure and age of incumbent directors on the Board and the anticipated needs of the Board. The Governance & Nominating Committee believes that the assessment of potential nominees to be recommended by the Governance & Nominating Committee should include consideration of the following factors: (i) a capacity for, or a record of, making valuable contributions to the business community; (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards; (iii) experience in the semiconductor/microelectronics industry or in other relevant industries; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; (vi) diversity with respect to race, ethnicity, gender and geography; and (vii) relevant knowledge and diversity of background and experience in areas such as business, manufacturing, technology, finance and accounting, marketing, international business, government and similar fields. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board.
The Governance & Nominating Committee is committed to actively seeking out women and minority candidates as well as candidates with diverse backgrounds, experience and skills and aspires to achieve 50 percent diversity among Board members no later than 2030. To that end, the Governance & Nominating Committee plans to continue to employ a process similar to the “Rooney Rule” in connection with each search for nominees to the Board. As part of the search process for each new director, the Governance & Nominating Committee includes, and instructs any search firm to include, diverse candidates in the initial pool from which candidates are selected. The Governance & Nominating Committee believes that employing such process is an effective means to identify women and minority candidates as well as candidates with diverse backgrounds, experience and skills.
Stockholder Recommendations
The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for such committee’s consideration, taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chair, Governance & Nominating Committee in care

2023 Proxy Statement	15

Corporate Governance
of the Company’s Corporate Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our by-laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as further described under the heading “Stockholder Proposals and Nominees for 2024 Annual Meeting of Stockholders” below. In addition, as noted above, our by-laws require that all nominees, as a condition of being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for re-election in the next election, and (b) the Board’s acceptance of such resignation.
Director Skills, Experience and Diversity
The director nominees possesses a broad range of qualifications and skills that facilitate strong oversight of our management and strategy. For more information on the Board’s skills, experiences and diversity, see the “Proxy Statement Summary — Voting Matters and Recommendations — Board Snapshot — Director Skills, Experiences and Diversity” section above.

Board Nominee Diversity Matrix (As of March 17, 2023)
Identity/Demographics	Anderson	Clark	Gentilcore	Kanouff	Lederer	Loy	Saleki- Gerhardt	Total
Gender Identity
Male	●	●	●		●	●		5
Female				●			●	2
Non-Binary								0
Did Not Disclosure								N/A
Demographic Background
African American or Black		●						1
Alaskan Native or Native American								0
Asian								0
Hispanic or Latinx				●				1
Native Hawaiian or Pacific Islander								0
White	●		●		●	●	●(1)	5
Two or More Races or Ethnicities								0
LGBTQ+								0
Did Not Disclose								N/A
(1)Directors who identify as Middle Eastern: 1

Board Nominee Diversity Matrix (As of March 17, 2022)
Identity/Demographics	Bradley	Clark	Gentilcore	Kanouff	Lederer	Loy	Olson	Saleki- Gerhardt	Total
Gender Identity
Male	●	●	●		●	●	●		6
Female				●				●	2
Non-Binary									0
Did Not Disclosure									N/A
Demographic Background
African American or Black		●							1
Alaskan Native or Native American									0
Asian									0
Hispanic or Latinx				●					1
Native Hawaiian or Pacific Islander									0
White	●		●		●	●	●	●(1)	6
Two or More Races or Ethnicities									0
LGBTQ+									0
Did Not Disclose									N/A
(1)Directors who identify as Middle Eastern: 1

16

Corporate Governance
Director Nominees
This section sets forth, for each nominee for election to the Board at the 2023 Annual Meeting of Stockholders, the year the nominee was first appointed or elected as a director of Entegris or a predecessor public corporation, the principal occupations of the nominee during at least the past five years, the nominee’s age, any other public company boards on which the nominee serves or has served in the past five years, and the nominee’s experience, qualifications, attributes and skills to serve on the Board. Entegris believes that all of its director nominees have a reputation for integrity, trust, respect, competence and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Entegris and the Board. In accordance with our Board retirement policy pursuant to our Corporate Governance Guidelines, Paul L.H. Olson and Michael A. Bradley will not stand for re-election. The Board thanks Mr. Olson and Mr. Bradley for their many years of distinguished leadership and service.

James R. Anderson	Independent Director
Age: 50 Director Since: 2023 EDUCATION University of Minnesota (B.S.) Purdue University (M.S.) Massachusetts Institute of Technology (MBA, M.S)	Committees:	None
SERVICE ON OTHER PUBLIC COMPANY BOARDS Lattice Semiconductor Corporation (since 2018) Sierra Wireless, Inc. (2020-2023)

BACKGROUND
Mr. Anderson is an executive who brings extensive executive management experience across a broad range of technology industries to the Board. Since 2018, Mr. Anderson has served as the President and Chief Executive Officer of Lattice Semiconductor Corporation. Prior to joining Lattice Semiconductor, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Before joining AMD in May 2015, Mr. Anderson worked at Intel Corporation, Broadcom Inc. (formerly Avago Technologies) and LSI Corporation in a variety of leadership positions. Mr. Anderson currently serves on the board of directors of the Semiconductor Industry Association and previously served as a member of the board of directors of Sierra Wireless Inc. (until January 2023).
QUALIFICATIONS
Mr. Anderson brings to the Board over twenty years of broad technology industry experience. He has served in various executive roles where he has driven transformative change and led companies through periods of expansion. Mr. Anderson is able to draw on his experiences at Lattice Semiconductor, Intel, AMD and other companies at the forefront of the semiconductor industry to provide keen insight into how Entegris can optimize operational execution and continue to innovate to meet the evolving needs of the industry.

2023 Proxy Statement	17

Corporate Governance

Rodney Clark	Independent Director
Age: 53 Director Since: 2021 EDUCATION University of California, Fresno (B.S.)	Committees:	Environmental, Health, Safety & Sustainability Committee (Chair), Management Development & Compensation Committee, Governance & Nominating Committee
SERVICE ON OTHER PUBLIC COMPANY BOARDS None

BACKGROUND
Mr. Clark is an executive who brings extensive sales and marketing leadership experience to the Board. He is passionate about transforming businesses, developing people and lending his experience and voice to emerging topics. Mr. Clark has served as the Vice President and Chief Commercial Officer of Johnson Controls International plc since June 2022. In this role, Mr. Clark leads global sales excellence efforts across the company. Prior to joining Johnson Controls, Mr. Clark spent over 20 years at Microsoft Corporation. At Microsoft, Mr. Clark served as Corporate Vice President of Global Partner Sales and Channel Chief from April 2021 until May 2022. In this role, he was responsible for customer and partner relationships, accelerating growth through the Microsoft partner ecosystem, as well as cross-partner strategy and outcomes through the Microsoft partner network. Previous roles at Microsoft include Corporate Vice President of Mixed Reality and Internet of Things from April 2013 to April 2021, General Manager of Samsung Alliance from October 2011 until March 2013, General Manager of Worldwide Small and Medium Business engagement from January 2010 to October 2011, and General Manager of the Public Sector business from January 2009 to June 2010. Prior to Microsoft, he served at IBM Corporation for eight years in various sales, marketing and management capacities. Mr. Clark is also a member of the board of directors of West Monroe Partners, a private business and technology consulting firm.
QUALIFICATIONS
Mr. Clark provides the Board with industry-relevant expertise in sales strategy, customer relations and communications. Through his roles at Johnson Controls and Microsoft, Mr. Clark has significant experience in leading and growing global teams, developing new initiatives to drive growth, managing risk, the evaluation and integration of mergers and acquisitions and international business. In addition, Mr. Clark brings important insights on how the Company can continue to strengthen customer intimacy and how to better understand and anticipate customer needs.

James F. Gentilcore	Independent Director
Age: 70 Director Since: 2013 EDUCATION Drexel University (B.Sc.) Lehigh University (M.B.A.)	Committees:	Management Development & Compensation Committee (Chair), Audit & Finance Committee, Environmental, Health, Safety & Sustainability Committee
SERVICE ON OTHER PUBLIC COMPANY BOARDS Pontem Corporation (2022-present) Milacron Holdings Corporation (2014-2019) PQ Corporation (2016-2018)

BACKGROUND
Mr. Gentilcore is a technology executive with vast experience leading global companies as both an executive and a director. Until December 2018, he served as the Executive Chairman of the board of directors of PQ Corporation, a performance chemicals and services company, having served as a member of its board of directors since 2016. Previously, he served as President and Chief Executive Officer of PQ Corporation from July 2016 until August 2018. Mr. Gentilcore served as an Executive Advisor to CCMP Capital, a global private equity firm, from April 2014 to June 2016. Prior to this, Mr. Gentilcore’s wide range of senior leadership experience included serving as the Chief Executive Officer and a director of Edwards Group Limited, a global industrial technology company, as the President, Chief Executive Officer and a director of EPAC Technologies Inc., a logistics technology solutions company, as Chief Operating Officer of Brooks Automation Inc., a provider of semiconductor manufacturing automation solutions, and as Chief Executive Officer of Helix Technology Corp., a provider of vacuum technology used in the manufacture of semiconductors, leading the merger between Brooks and Helix. Prior to that, he was the Chief Operating Officer of Advanced Energy Industries, Inc., an electronics manufacturing company. Earlier in his career, he spent 10 years in the electronics materials industry with Air Products Inc., a provider of industrial gases and chemicals, serving in various business development and operational roles. In addition, since 2022 Mr. Gentilcore has served on the board of Pontem Corporation, a special purpose acquisition company formed to pursue an acquisition opportunity in the industrial and technology sectors.
QUALIFICATIONS
Mr. Gentilcore’s 40 years of experience in the technology industry, including his experience as Chief Executive Officer of two major companies serving the semiconductor industry, provide him with a deep understanding of the semiconductor business. As Chief Executive Officer of both PQ Corporation and Edwards Group Limited, Mr. Gentilcore had ultimate risk management responsibility, including for enterprise-wide strategic, operational, compliance and financial risks. In addition, through his experiences as a chief executive officer and director on other public company boards, Mr. Gentilcore has developed extensive knowledge in the areas of leadership, global business, corporate finance, safety and corporate governance. Further, Mr. Gentilcore contributes an important perspective to the Board on business development initiatives through his vast background leading other companies through mergers and integrating acquired companies.

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Corporate Governance

Yvette Kanouff	Independent Director

Age: 57 Director Since: 2021 EDUCATION University of Central Florida (B.S., M.S.)	Committees:	Audit & Finance Committee, Management Development & Compensation Committee
SERVICE ON OTHER PUBLIC COMPANY BOARDS Amdocs, Ltd. (since 2020) Science Applications International Corp. (since 2019) Sprinklr, Inc. (since 2018)

BACKGROUND
Ms. Kanouff is a technology executive with deep experience in leading companies through major technology-related transformations. In her role as a partner and Chief Technology Officer at JC2 Ventures, Ms. Kanouff advises companies on their technology strategy and acts as the firm’s engineering expert to its portfolio companies and other partners. Prior to joining JC2 Ventures in 2019, Ms. Kanouff served in various roles at Cisco Systems, Inc., a networking technology company, from 2014 until 2019, including as Senior Vice President and General Manager of each of Cisco’s Service Provider, Cloud Solutions and Video Software and Services businesses, where she managed more than $7 billion in revenue and over 6,000 employees across the globe. From 2012 to 2014, Ms. Kanouff served as the Executive Vice President for engineering and technology for Cablevision Systems Corp., a cable television company, and from 1997 until 2012 she served in a variety of roles at SeaChange International, Inc., a video delivery software company, including as its President (from 2010 until 2012) and Senior Vice President and Chief Strategy Officer (from 2006 until 2010). In addition, Ms. Kanouff serves on the boards of several of JC2 Ventures’ portfolio companies.
QUALIFICATIONS
Ms. Kanouff brings to the Board significant experience in driving transformational and disruptive technologies to market and insight in how companies achieve digital transformation. Her track record of leading change at Cisco and her experience at JC2 Ventures provide Ms. Kanouff with valuable understanding of how companies of various sizes manage their technology roadmaps. In addition, Ms. Kanouff has significant experience in executive leadership, finance, international business, risk management and oversight and corporate governance. Further expanding her corporate governance expertise, Ms. Kanouff completed the Corporate Board Program at Harvard Business School, earning the Corporate Director Certificate.

James P. Lederer	Independent Director
Age: 62 Director Since: 2015 EDUCATION State University of New York at Buffalo (B.S., M.B.A.)	Committees:	Audit & Finance Committee (Chair), Governance & Nominating Committee
SERVICE ON OTHER PUBLIC COMPANY BOARDS Lattice Semiconductor Corporation (since 2018)

BACKGROUND
Mr. Lederer is an executive with decades of experience leading a preeminent company in the semiconductor industry. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc., a leading wireless technology company, including the dual roles of Chief Financial Officer and Chief Operating Officer for Qualcomm CDMA Technologies, its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he served as Chief Financial Officer of the company’s largest segment beginning in 2001 and additionally held a variety of senior management positions at Qualcomm, Inc., including Senior Vice President, Finance and Business Operations. Prior to joining Qualcomm in 1997, Mr. Lederer held a number of management positions at Motorola, General Motors and Scott Aviation.
QUALIFICATIONS
Mr. Lederer brings to the Board more than 35 years of broad-ranging executive leadership experience, with over two decades focused on the semiconductor, mobile and wireless technology industries, including as a part of the executive staff of Qualcomm that grew the business to become the leader in the communications semiconductor arena worldwide. He possesses deep finance and accounting expertise, including direct involvement in and supervision of the preparation and certification of financial statements. During his tenure at Qualcomm, Mr. Lederer was charged with managing the development and implementation of a global enterprise risk management program including operational, strategic and financial risk areas. His additional public company board experience provides further corporate governance and compensation experience.

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Corporate Governance

Bertrand Loy	President and Chief Executive Officer
Age: 57 Director Since: 2012 EDUCATION Ecole Superieure des Sciences Economiques et Commerciales (ESSEC) Business School (M.B.A.)	Committees:	None
SERVICE ON OTHER PUBLIC COMPANY BOARDS Harvard Bioscience, Inc. (since 2014)

BACKGROUND
Mr. Loy is a proven leader in the technology industry with a track record of operational excellence and both organic and inorganic growth. He has been our Chief Executive Officer, President and a director since November 2012. From July 2008 to November 2012, he served as our Executive Vice President and Chief Operating Officer. From August 2005 until July 2008, he served as our Executive Vice President in charge of our information technology, global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis, a company spun out of Millipore Corporation, a life science products company, from January 2001 until August 2005, when Mykrolis merged with Entegris. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation during 1999 and 2000, and previously served in various strategic planning, global supply chain and financial roles with Millipore and Sandoz Pharmaceuticals (now Novartis), a pharmaceutical company. Since July 2013, Mr. Loy has served on the board of directors of SEMI, the global industry association representing the electronics manufacturing supply chain.
QUALIFICATIONS
Having served as the Company’s Chief Executive Officer since 2012, Mr. Loy provides the Board with unique insight into the Company’s strategic vision, customer expectations and operational management. In addition, Mr. Loy’s past global experiences as an operations, finance and information technology executive based in Europe, Japan and the Americas provide him with a deep understanding of the Company’s opportunities and risks across a broad range of functional areas. During his tenure at the Company, Mr. Loy has been instrumental in successfully leading the Company through numerous acquisitions aimed at strengthening and broadening the Company’s product portfolio and increasing the Company’s scale. Further, through his involvement with SEMI, Mr. Loy brings to the Board unique, industry-level perspectives from leading companies across the global electronics manufacturing supply chain.

Azita Saleki-Gerhardt	Independent Director
Age: 59 Director Since: 2017 EDUCATION University of Wisconsin, Madison (B.S., M.S., Ph.D.)	Committees:	Governance & Nominating Committee (Chair); Management Development & Compensation Committee, Environmental, Health, Safety & Sustainability Committee
SERVICE ON OTHER PUBLIC COMPANY BOARDS None

BACKGROUND
Dr. Saleki-Gerhardt is an executive with extensive experience leading the operations function of a global biopharmaceutical company. She currently serves as the Executive Vice President, Operations at AbbVie Inc., a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions, having previously served as Senior Vice President, Operations from 2013 to 2018. AbbVie was formed in 2013 as a spin-off from Abbott Laboratories. She spent more than twenty years at Abbott Laboratories in a variety of senior management roles focused on operations, manufacturing and quality.
QUALIFICATIONS
Dr. Saleki-Gerhardt has extensive business and management experience as a senior executive officer responsible for the domestic and international manufacturing, quality and distribution network of a global biopharmaceutical company. As Executive Vice President, Operations at AbbVie, Dr. Saleki-Gerhardt is responsible for managing critical risks including those related to manufacturing, supply chain, quality, security and environmental, health and safety. Dr. Saleki-Gerhardt brings to the Board important perspectives on manufacturing operations, continuous improvement, safety and global business, in addition to providing insight and expertise into the life sciences industry.

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Corporate Governance
Board Refreshment and Succession Planning
Assessing Board Composition
When recommending to the Board the slate of director nominees for election at the Annual Meeting of Stockholders, the Governance & Nominating Committee strives to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board.
The Board believes that refreshment, including periodic committee rotation, is important to help ensure that Board composition is aligned with the needs of the Company and the Board as our business evolves over time, and that fresh viewpoints and perspectives are regularly considered. To that end, the Entegris, Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”) require that each non-employee Director tender his or her resignation from the Board at the Board meeting prior to the issuance of our Proxy Statement for the Annual Meeting of Stockholders following his or her 72nd birthday and impose a 12-year term limit for all new independent directors joining the Board in or after 2021. The Board also believes that, over time, directors develop an understanding of the Company and an ability to work effectively as a group. Because this experience provides significant value, the Board believes that a degree of continuity year-over-year is beneficial to stockholders and generally should be expected.
The Board is composed of a diverse group of leaders in their respective fields. Our directors have leadership experience at major domestic and international companies with operations in the United States and abroad. Our directors also have experience on other companies’ boards, which provides an understanding of different processes, challenges, strategies and approaches to problem-solving. Our directors have substantial experience in key aspects of our operations, finance, capital management and government relations. Our directors also possess extensive experience in functional areas that are important to the execution of their oversight responsibilities, including corporate governance, risk management, global business, finance and accounting, cybersecurity, manufacturing, sales and marketing, mergers and acquisitions and human capital management. We believe all of our directors have personal traits such as candor, integrity, commitment and collegiality that are essential to effective corporate governance.
DIRECTOR NOMINATION PROCESS

1	▶	2	▶	3	▶	4
EVALUATION OF OPPORTUNITIES FOR ENHANCEMENT		IDENTIFICATION OF POTENTIAL CANDIDATES		OBTAINING BACKGROUND INFORMATION		EVALUATION AND ASSESSMENT OF POTENTIAL CANDIDATES
The Governance & Nominating Committee evaluates the current skills, experience and diversity matrix of the Board and considers where there may be opportunities to further enhance the effectiveness of the Board in light of the risks and opportunities facing the Company.

The Governance & Nominating Committee may identify potential candidates for first-time nomination as a director using a variety of sources, such as recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm.

The Governance & Nominating Committee then commences an inquiry to obtain information concerning the background of a potential new director-nominee, which also includes an initial interview of the candidate.

The Governance & Nominating Committee evaluates candidates for director-nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including but not limited to the characteristics of independence, skills, experience, diversity, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board.

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Corporate Governance
Board Retirement Policy
Our Corporate Governance Guidelines require that each non-employee director tender his or her resignation from the Board at the Board meeting prior to the issuance of our Proxy Statement for the Annual Meeting of Stockholders following his or her 72nd birthday. If in the judgment of the Governance & Nominating Committee, the circumstances warrant, the Governance & Nominating Committee may recommend to the Board that it ask a director to continue to serve on the Board past age 72.
Limitation on Tenure
Effective since mid-February 2021, the Corporate Governance Guidelines establish a 12-year term limit for all independent directors who are first appointed to the Board in or after 2021. If in the judgment of the Governance & Nominating Committee, the circumstances warrant, the Governance & Nominating Committee may recommend to the Board that it ask a director to continue to serve on the Board for more than 12 years.
Majority Voting for Directors
Since 2008, the Company has used a majority-voting standard in uncontested elections of directors. The Company’s by-laws provide that, in an uncontested director election, a director-nominee will be elected only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors are elected by a plurality vote in any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. The by-laws prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for re-election in the next election, and (b) the Board’s acceptance of such resignation. The by-laws impose a similar requirement on director-nominees nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.
If an incumbent director does not receive the required vote for re-election, the Governance & Nominating Committee will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the SEC.
Board’s Role and Responsibilities
Overview
The Board is elected by the stockholders to oversee their interests in the long-term health, financial strength and overall success of the Company’s business. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls, the Company’s compliance with applicable laws and regulations and proper governance. The Board selects the Chief Executive Officer and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities and their participation in Board and committee meetings.
Board of Directors’ Role in Risk Oversight
Our Board has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on the Company and the steps we take to manage them. While the Board is ultimately responsible for risk oversight at the Company, the Board’s standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk, each as described below.

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Corporate Governance

Board Our Board and its committees oversee risk management.

Audit & Finance Committee	Governance & Nominating Committee	Management Development & Compensation Committee	Environmental, Health, Safety and Sustainability Committee Formed February 2023

•Financial and accounting risk •Legal, compliance and regulatory risk •Information technology and cybersecurity risk	•Corporate governance risk •Board organization, membership, structure and director succession planning risk	•Compensation policy and program risk •Executive officer succession planning risk •Risks related to human capital management and diversity, equity and inclusion	•Environmental, health and safety risks •Sustainability and climate-related risks

Management Company management manages risk and communicates regularly with our Board on enterprise risks and the enterprise risk management process.

Enterprise Risk Management Committee Senior management reviews processes and efforts undertaken to identify and manage the principal risks faced by the Company

CYBERSECURITY RISK MANAGEMENT
The Board recognizes the importance of maintaining the trust and confidence of our customers and employees. To more effectively prevent, detect and respond to information security incidents, we have a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. The Board receives regular reports from the Chief Information Security Officer on, among other things, our cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our security program and the emerging threat landscape.

Management Succession Planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer. To assist the Board towards that goal, the Management Development & Compensation Committee, with the support of the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources, annually assesses the Company’s senior managers and their succession potential. In addition, the Chief Executive Officer and Senior Vice President of Global Human Resources periodically provide the Management Development & Compensation Committee with an assessment of persons considered potential successors to certain senior management positions.
Human Capital Management
The Board understands that human capital management, including diversity and inclusion initiatives, is key to our future success. Our employees drive innovation, and we rely on their talent to help the Company achieve its objectives. We are an equal opportunity employer, committed to making employment decisions without regard to race, color, religion, national or ethnic origin, sex, sexual orientation, gender identity or expression, age, disability, protected veteran status or other characteristics protected by law.

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Corporate Governance
The Board, through the Management Development & Compensation Committee, prioritizes attraction and retention of employee talent. We seek to attract and retain employees by offering competitive compensation and benefits structures, rewarding work, and opportunities for advancement. The Board regularly assesses talent within the Company, promotes accountability at all levels, and seeks to help management establish competitive compensation policies with the goal of empowering our employees and maintaining job satisfaction.
For additional information about our human capital resources, please see the “Business — Human Capital Resources” section of our Annual Report on Form 10-K.
Role in Corporate Responsibility and Corporate Citizenship
Code of Ethics
We have adopted a Code of Business Ethics (the “Code of Ethics”) that applies to all of our officers, directors, employees (including temporary and part-time employees), contractors and agents that we hire to conduct our business. The Code of Ethics provides practical guidance specifically addressing certain common ethical issues that our employees may face, including maintaining a healthy, safe and inclusive workplace, conflicts of interest and complying with laws and regulations. Primary responsibility for coordination of the compliance, communication and training activities to support the Code of Ethics as well as for managing the compliance reporting, monitoring and enforcement activities resides with a compliance officer (the “Compliance Officer”), who is appointed by our Chief Executive Officer or the Board. If no compliance officer is appointed by our Chief Executive Officer or the Board, our Senior Vice President and General Counsel serves as the Compliance Officer. If an employee sees or suspects any illegal or unethical behavior, the Code of Ethics encourages them to raise the issue with their manager, our Human Resources Department, the Compliance Officer or our Law Department. In addition, we maintain a hotline for employees to anonymously report illegal or unethical behavior. The Code of Ethics is posted on our website http://www.Entegris.com under “About Us — Investor Relations — Corporate Governance” and will be provided in printed form to any stockholder who requests it from us.
Corporate Social Responsibility and Environmental, Social and Corporate Governance Oversight
Our CSR program is built on the four core pillars of Innovation, Safety, Personal Development and Inclusion, and Sustainability, and includes goals, which are aligned to each of the four pillars, to guide us to 2030. During 2022, we released our 2021 annual corporate social responsibility report providing an update on our progress toward reaching our 2030 goals and our performance on our objectives from our 2020 baseline. The 2021 annual CSR report is published on our website at http://www.Entegris.com under “About Us — Corporate Social Responsibility.” For additional information regarding our CSR program, see “Proxy Statement Summary — Corporate Social Responsibility.” In 2022, our CSR accomplishments included achieving a “Silver” level from EcoVadis, an “A” rating from MSCI and receiving the ESG Supplier Award from Applied Materials, a major equipment customer.
The Board is actively engaged in the oversight of our CSR program and our environmental, social and corporate governance, or ESG, strategy.

24

Corporate Governance
Stockholder Engagement
The Board believes that it is important to foster long-term relationships with stockholders and understand stockholder perspectives on the Company. We value an open dialogue with our stockholders, and we believe that regular communication is a critical part of our long-term success. To that end, members of the management team continued extensive outreach to stockholders over the course of the year. Through this outreach, the management team updated stockholders on a range of topics, such as the Company’s overall business strategy, corporate governance practices and executive compensation, and also gained an understanding of the perspectives and concerns of the stockholders. The Board and management team carefully consider the feedback received from these meetings, as well as stockholder support, when reviewing the business, corporate governance and executive compensation profiles of the Company.
The stockholder engagement program complements the ongoing dialogue among our stockholders and our Chief Executive Officer, Chief Financial Officer and Vice President, Investor Relations on financial and strategic performance. Our engagement program is designed to reach out to our stockholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe that this engagement program promotes transparency between the Board and our stockholders and builds informed and productive relationships.

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Corporate Governance
Board Structure
Board Leadership Structure
Our Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure and to decide whether the positions of Chair of the Board and Chief Executive Officer should be held by the same person or separated.
Paul L. H. Olson, our current Chair of the Board, will retire from the Board effective as of the 2023 Annual Meeting of Stockholders. After careful consideration of all relevant facts and circumstances, the Board has determined that following Mr. Olson’s retirement it is in the best interest of stockholders to appoint Bertrand Loy to serve as Chair in addition to his continuing role as CEO. In addition, the independent directors also believe it is in the best interest of stockholders to elect James F. Gentilcore to serve as Lead Independent Director, effective as of the 2023 Annual Meeting of Stockholders, to help ensure continued governance effectiveness and that the Board functions in an appropriately independent manner.
Clear and Unified Leadership During a Period of Significant Transformation
The Board believes that the combined role of Chair and CEO, together with the strong leadership provided by a Lead Independent Director and each of the standing committees, which consist solely of, and are chaired by, independent directors, provide an appropriate balance between effective independent oversight and strong, consistent leadership to drive execution of the Company’ strategy.
In making its decision, the Board and the Nominating and Governance Committee carefully considered a wide range of factors, including the following:
•Mr. Loy’s in-depth knowledge of the Company’s business and the issues, opportunities and challenges the business faces, as well as his understanding of the day-to-day operations, which we believe make him well-positioned to chair Board meetings and to bring key business and stakeholder interests to the Board’s attention.
•Mr. Loy’s combined role enables unified leadership, instills clear accountability and enhances the Board’s effectiveness to focus on the issues that are most critical for the success of the significant transformation underway at Entegris, especially in light of the integration of CMC Materials, the on-going assessment of certain portions of the acquired portfolio to determine which assets fit strategically with our core businesses, while managing through what we believe will be an uncertain near-term industry environment, while also building capacity and furthering our competitive advantages to support the long-term growth trends we expect the industry to experience.
•An evaluation of Mr. Loy’s strong performance track record and the robust stockholder returns delivered since he became CEO of Entegris in 2012, as well as his personal character, collaborative relationship with the Board and vision for the Company’s future.
•The Company’s commitment to strong corporate governance practices and the independent nature of the Board, where there is only one non-independent director.
•The establishment of a strong Lead Independent Director role.
Lead Independent Director with Comprehensive Set of Responsibilities
Mr. Gentilcore joined the Board as independent director in 2013. He brings extensive knowledge of the Company’s business operations and experience collaborating with the management team, in addition to over 40 years of experience in the technology industry and vast background leading other companies through mergers and integration.

26

Corporate Governance
The Lead Independent Director role is devised to provide an effective independent voice. The Lead Independent Director will be selected annually by the independent directors and has a robust set of additional responsibilities, as summarized below:

Serving as liaison between the independent directors and the Chair
Reviewing and approving meeting agendas and sufficiency of time
Calling meetings of the independent directors
Presiding at all meetings of the independent directors and any Board meeting when the Chair and the Chief Executive Officer are not present, including executive sessions of the independent directors
If requested by shareholders or other stakeholders, being available for consultation and direct communication as appropriate

Approving the quality, quantity and timeliness of information sent to the Board
Serving a key role in Board and Chief Executive Officer evaluations
Being regularly apprised of inquiries from stockholders and involved in correspondence responding to these inquiries, as appropriate
Providing feedback from executive sessions of the independent directors to the Chief Executive Officer, other senior management and to the Chair
Recommending the retention of consultants and advisors who directly report to the Board

The Board will continue to review its leadership structure at least once a year, and otherwise as appropriate, to help maintain a structure best suited for the Entegris, its strategic priorities and its stockholders.
Board/Director Independence
The Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of our Chief Executive Officer, our Board is comprised entirely of independent directors. The Board has determined that each of James R. Anderson, Michael A. Bradley, Rodney Clark, James F. Gentilcore, Yvette Kanouff, James P. Lederer, Paul L. H. Olson and Azita Saleki-Gerhardt is “independent” as determined under the Nasdaq Stock Market, Inc. Marketplace Rules.
Executive Sessions
The Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board meeting.

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Corporate Governance
Committees of the Board
The Board has a standing Audit & Finance Committee, Management Development & Compensation Committee, Governance & Nominating Committee and Environmental, Health, Safety and Sustainability Committee, each of which is described in more detail below.
Audit & Finance Committee

Meetings in 2022: 6 Members: James P. Lederer (Chair) Michael A. Bradley James F. Gentilcore Yvette Kanouff
The Audit & Finance Committee is focused on assisting the Board in its oversight of (i) the integrity of the Company’s financial statements as well as the Company’s financial reporting process and systems of internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal auditing function and independent registered public accounting firm.
RESPONSIBILITIES
•Reviews annual and quarterly financial statements as well as the Company’s financial reporting processes, disclosure and internal controls and procedures
•Reviews the scope and results of audits and reviews the Company’s internal accounting policies and procedures
•Elects, appoints, compensates and oversees the Company’s independent registered public accounting firm
•Pre-approves auditing services, internal control-related services and permitted non-audit and tax services to be provided by the Company’s independent registered public accounting firm
•Discusses policies and procedures with respect to risk assessment and risk management and reviews the effectiveness of the system for monitoring compliance with laws, regulations and the Company’s business conduct policies
•Reviews and recommends to the Board matters related to the capital structure of the Company, including with respect to management proposals concerning debt and equity financing
The Board has determined that each member of the Audit & Finance Committee possesses the attributes of an “audit committee financial expert” as that term is defined in the rules of the SEC.
The Board has determined that each member of the Audit & Finance Committee is “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to (including under the heightened standards for audit committee members) and complies with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “About Us – Investor Relations – Corporate Governance.”

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Corporate Governance
Management Development & Compensation Committee

Meetings in 2022: 6 Members: James F. Gentilcore (Chair) Rodney Clark Yvette Kanouff Azita Saleki-Gerhardt
The Management Development & Compensation Committee reviews executive compensation and management development programs, provides recommendations to the Board regarding Entegris’ compensation programs and administers the Company’s equity compensation plans.
RESPONSIBILITIES
•Determines the compensation of the executive officers reporting to the CEO and the compensation policies impacting other executive officers
•Provides recommendations to the Board on CEO compensation
•Reviews and recommends changes to equity incentive and other employee benefit plans and reviews the administration of such plans
•Reviews the Company’s management development programs and strategies and reviews and recommends annual compensation for the Board
The charter for the Management Development & Compensation Committee does not authorize the delegation of the foregoing responsibilities.
The Board has determined that each of member of the Management Development & Compensation Committee is “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to compensation committee members.
The Board has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “About Us – Investor Relations – Corporate Governance.”

Governance & Nominating Committee

Meetings in 2022: 4 Members: Azita Saleki-Gerhardt (Chair) Michael A. Bradley Rodney Clark James P. Lederer
The Governance & Nominating Committee provides recommendations to the Board regarding Entegris’ corporate governance matters and recommends nominees to be elected to the Board.
RESPONSIBILITIES
•Periodically reviews the Corporate Governance Guidelines and committee charters
•Reviews matters relating to the size, composition, required skills and structure of the Board and committees thereof
•Reviews and evaluates potential candidates for nomination to the Board
•Recommends to the Board a slate of nominees for election as directors each year
•Recommends to the Board whether to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board
The Board has determined that each member of the Governance & Nominating Committee is “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to nominating committee members.
The Board has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “About Us – Investor Relations – Corporate Governance.”

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Corporate Governance
Environmental, Health, Safety and Sustainability Committee
(Formed in February 2023)

Members: Rodney Clark (Chair) James F. Gentilcore Azita Saleki-Gerhardt
The Environmental, Health, Safety and Sustainability Committee, a new standing committee of the Board formed in February 2023, will provide risk management oversight on the Company’s health, safety, environmental, sustainability, quality and product regulatory matters, sustainability and climate-related risks and the Company’s corporate social responsibility program.
RESPONSIBILITIES
•Reviews and assess the effectiveness of the Company health, safety, environmental, sustainability, quality and product regulatory programs, policies, and initiatives
•Reviews current and emerging environmental, climate, health, safety and sustainability issues and their potential impacts on the Company
•Reviews and oversees product stewardship practices, quality trends, issues and concerns related to product risks
•Provides oversight of climate-related risks and opportunities
•Reviews the Company's Corporate Social Responsibility program and progress
The Board has adopted a written charter for the Environmental, Health, Safety and Sustainability Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “About Us – Investor Relations – Corporate Governance.”

30

Corporate Governance
Board Practices, Policies and Processes
History of Commitment to Good Governance Practices
The Board believes that a commitment to good corporate governance enhances stockholder value. To that end, we are committed to employing strong corporate governance practices to promote a culture of ethics and integrity that defines how we do business. At the core, we are in business to earn a fair return for our stockholders.
The Board believes that its commitment to good governance is demonstrated by key corporate governance practices, summarized below and described in more detail throughout this Proxy Statement.

Annual election of all directors by majority voting
Directors not elected by a majority of votes cast are subject to the Company’s resignation policy
Mandatory retirement at age 72
12-year tenure limit for all independent directors joining the Board after 2020
Annual “say on pay” advisory vote
No poison pill
6 of 7 director nominees are independent
Fully independent Board committees
Executive sessions are held at each regularly scheduled Board meeting without management
Independent registered public accounting firm and internal auditor meet regularly with Audit & Finance Committee without management present

Our Bylaws provide for “proxy access” by stockholders
Annual Board and committee self-evaluations
Lead Independent Director
Active Board oversight of risk and risk management, including cybersecurity risks
Stringent stock ownership requirements for executive officers and directors
Directors and executive officers are prohibited from hedging and pledging Company stock
Code of business ethics that applies to our officers, directors, employees, contractors and agents
Commitment to corporate social responsibility matters, including sustainability

Board Meetings and Attendance
The Board held five meetings during 2022, and each director attended at least 75% of the aggregate number of meetings of the Board and of all committees on which he or she served that were held during the period for which he or she was a director or member of any such committee. Members of the Board are also encouraged to attend the Annual Meetings of Stockholders. Each of our then-current directors was available to answer questions from stockholders during the 2022 Annual Meeting of Stockholders, with Mr. Loy attending in person.
Board Performance Evaluations
In order to measure ongoing effectiveness and to identify challenges that it may be facing, the Board is committed to regular evaluations of itself and its committees. Annually, directors are asked to complete a written evaluation of the Board and the committees on which they serve. These evaluations are designed to solicit input and perspective on various matters, including:
•Strategy and risk oversight;
•Board dynamics;
•Understanding and advocating for stockholder perspectives;
•Relationship with, and access to, management; and
•Management talent development.

2023 Proxy Statement	31

Corporate Governance
The results of these evaluations are discussed in detail at meetings of the Governance & Nominating Committee and the Board.
From time to time, and typically approximately every three years, our Governance & Nominating Committee works with an independent third-party advisor experienced in corporate governance matters to interview each director to obtain his or her assessment of the effectiveness of the Board and its committees. The Board believes that the use of such a third-party advisor provides an important outside perspective on Board effectiveness. The Board last worked with an independent third-party advisor on an assessment in fall 2020.
Corporate Governance Guidelines
The Board believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensuring that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process and thus has adopted the Corporate Governance Guidelines, the Code of Ethics and a charter for each committee of the Board.
The Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews the Corporate Governance Guidelines periodically to consider the need for amendments or enhancements. Among other things, the Corporate Governance Guidelines delineate the Board’s responsibilities, leadership structure, independence goals, director qualifications, election, annual self-evaluation process and access to management and advisors. The Corporate Governance Guidelines, as amended from time to time, are available on the Company’s website at http://www.Entegris.com under “About Us – Investor Relations – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.
The Code of Ethics is described further in the “—Board’s Roles and Responsibilities—Role in Corporate Responsibility and Corporate Citizenship—Code of Ethics” section of this Proxy Statement, and the responsibilities of each of the Board’s committees, as required by their respective charters, are described further in the “—Board Structure” section of this Proxy Statement.
Communications with the Independent Directors
Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, in care of our Corporate Secretary, at the address listed above, with a request to forward the same to the intended recipient(s). All such communications will be reviewed by the Company’s Corporate Secretary and, if they are relevant to the Company’s operations, policies and philosophies, they will be relayed to the Board or the non-management directors, as the case may be.
Transactions with Related Persons
The Board has adopted a written policy that prohibits any business transaction with a value of $60,000 or more between Entegris and any of our directors, nominees for director, executive officers or their immediate families. In addition, as part of our process for preparing our annual report, we circulate questionnaires to our directors, nominees for director and executive officers requiring disclosure of any business transaction with a value of $60,000 or more between Entegris and any of those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2022, there has been no such business transaction between Entegris and any director, nominee for director, executive officer or member of his or her immediate family.

32

Corporate Governance
Compensation of Directors
Director Summary Compensation Table
The table below summarizes the compensation paid by the Company to directors for 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Michael A. Bradley	88,750	200,098	288,848
Rodney Clark	88,750	200,098	288,848
James F. Gentilcore	103,750	200,098	303,848
Yvette Kanouff	88,750	200,098	288,848
James P. Lederer	108,750	200,098	308,848
Paul L. H. Olson	163,750	200,098	363,848
Azita Saleki-Gerhardt	98,750	200,098	298,848
(1)Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table as he receives no compensation for his services as a director because he is an employee of the Company. Information with respect to compensation paid to Mr. Loy is included in the Summary Compensation Table under “Executive Compensation” below.
(2)Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2022, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. As of December 31, 2022, each director holds 1,849 outstanding unvested restricted stock units.
The Management Development & Compensation Committee regularly assesses the Company’s director compensation program in relation to industry practice. At its April 2022 meeting, the Management Development & Compensation Committee, after consultation with its independent compensation advisory firm Frederic W. Cook & Co., Inc. (“F.W. Cook”) and a general review of compensation practices for directors among peers, decided to adopt the following compensation arrangements:
•For all non-employee directors, an annual cash retainer of $90,000;
•For the Chairman of the Board, an additional annual cash fee of $75,000;
•Committee chairs receive an additional annual cash fee of $20,000 for the Chair of the Audit & Finance Committee, $15,000 for the Chair of the Management Development & Compensation Committee and $10,000 for the Chair of the Governance & Nominating Committee; and
•For all non-employee directors, an annual equity award of $200,000 worth of restricted stock units valued on the date of each Annual Meeting of Stockholders, with restrictions lapsing on the earlier of the date of the next Annual Meeting of Stockholders or the first anniversary of the award date.
All of the foregoing cash fees are based on a June 2022 through May 2023 service period and are paid quarterly in advance. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. As an employee of the Company, Mr. Loy receives no additional compensation for his service as a director.

2023 Proxy Statement	33

Corporate Governance
Stock Ownership Guidelines for Directors
During 2022, the Board maintained stock ownership guidelines for non-employee directors to align director interests with those of Entegris stockholders. This alignment is a critical objective of the equity awards discussed above. Under these guidelines, each director is required to hold shares of Entegris common stock with a value equal to five times the annual cash retainer for directors generally in effect at the time of each annual determination. Determination of compliance with these guidelines is made as of January 15th of each year. Compliance is calculated based on the average of the prior calendar year’s month end closing prices for Entegris common stock. Shares of Entegris common stock that are owned by a director outright as well as vested deferred shares/units count towards compliance with these guidelines. Directors have five years following their initial election or appointment to the Board or the date on which the Stock Ownership Guidelines were adopted to achieve the minimum holding required by the guidelines.
In addition, the Board maintains stock ownership guidelines for executive officers. For more information, please see the “Executive Compensation — Compensation Discussion & Analysis — Other Items — Stock Ownership Guidelines for Executive Officers” section of this Proxy Statement.

As of January 15, 2023, all directors were in compliance with the stock ownership guidelines or were within the five-year compliance grace period.

34

Executive Compensation

PROPOSAL 2 Advisory Vote on Executive Compensation

The Board recommends that the stockholders vote FOR the adoption of the below resolution indicating approval of the compensation of our named executive officers.

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table included in the “Executive Compensation Tables” section of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under this “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:
That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation paid to Entegris’ named executive officers, as disclosed in Entegris’ Proxy Statement for the 2023 Annual Meeting of Stockholders under the heading entitled “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Management Development & Compensation Committee. Our Board and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. The Board has adopted a policy of providing for annual advisory stockholder votes on executive compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next advisory vote will occur in 2024.
Compensation Discussion & Analysis
Executive Overview
Named Executive Officers
The following sets forth certain information regarding our named executive officers. In the table below, in determining the year first appointed as an executive officer of Entegris, service with predecessor public company Entegris Minnesota is included in the case of Mr. Graves, and service with predecessor public company Mykrolis is included in the case of Mr. Loy. Entegris Minnesota and Mykrolis merged into the Company effective August 6, 2005.

Name	Age	Position	Executive Officer Since
Bertrand Loy	57	President and Chief Executive Officer	2001
Gregory B. Graves	62	Executive Vice President, Chief Financial Officer and Treasurer	2002
Daniel Woodland(1)	52	Senior Vice President, President Advanced Planarization Solutions	2022
Susan Rice	64	Senior Vice President, Global Human Resources	2017
Joseph Colella	41	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2020
Todd J. Edlund(2)	60	Former Executive Vice President, Chief Operating Officer	2010
(1)Mr. Woodland joined the Company on July 6, 2022, in connection with the acquisition of CMC Materials
(2)Mr. Edlund retired from the Company effective September 1, 2022

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Executive Compensation
Our Approach to Compensation
The overall objectives of our executive compensation policies are to:

•Attract, retain, motivate and reward high-caliber executives.
•Foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance-based financial incentives.
•Promote the achievement of strategic objectives which lead to long-term growth in stockholder value.

•Encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation.
•Align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

CEO
OTHER NEOs
(1)Comprised of 2022 target base salary.
(2)Comprised of 2022 target short-term and long-term incentive compensation awards.
Performance Metrics Used to Determine Incentive Compensation and Their Relation to Our Strategy

Performance Metrics	Relation to Our Strategy	Incentive Programs Represented In
Adjusted EBITDA as Percentage of Revenue
The Management Development & Compensation Committee (the “Compensation Committee”) believes that Adjusted EBITDA (defined as net income before interest income, interest expense, intangible amortization, depreciation, acquisition and integration costs, acquired inventory step-up amortization, and restructuring costs but excluding acquisition operating income, with income tax expense added back) as a percentage of revenue is an important measure of our performance because it measures our profitability and financial performance. Adjusted EBITDA is also a key financial metric that we use internally to measure ongoing financial performance.
Entegris Incentive Plan
Revenue Growth	The Compensation Committee believes that our organic business growth (defined as revenue growth excluding revenue from the first twelve months of our operation of acquired businesses) in 2022 as compared to 2021 is a valuable measure of our financial performance, because the targets were aggressively set, well in excess of the industry’s expected growth rate, and this objective would drive the company to focus on unlocking capacity and supply constraints to better meet our customers’ demand.	Entegris Incentive Plan
Number of Customer Complaints Per Thousand Line Items Shipped
The Compensation Committee believes that the number of customer complaints per thousand line items shipped is an effective measure of operational excellence and customer service levels. A relentless focus on quality allows us to better meet the needs of our customers and their advanced manufacturing processes.
Entegris Incentive Plan
Relative TSR
The Compensation Committee believes that TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period provides an important comparison of how well we are driving stockholder value compared to companies facing similar industry conditions and against which we compete for business, investors and employees.
Long-term incentive compensation

COMPENSATION AND CORPORATE SOCIAL RESPONSIBILITY
In 2022, each of our named executive officers had CSR-focused performance goals to incentivize and drive the achievement of our CSR goals related to innovation, safety, personal development and inclusion or sustainability and against which their performance was measured.

36

Executive Compensation
Past Advisory Votes on Compensation
At the 2022 Annual Meeting of Stockholders, approximately 95.7% of the votes cast on the advisory vote on executive compensation were cast “for” the approval of the compensation paid in 2021 to the named executive officers. The Compensation Committee determined that no significant change in the Company’s compensation policies should be made or recommended to the Board as a result of this advisory vote. In addition, at the 2021 and 2020 Annual Meetings of Stockholders, approximately 97.0% and 97.9%, respectively, of the votes cast on the advisory votes on executive compensation were cast “for” the approval of the compensation paid in 2020 and 2019, respectively, to the named executive officers.
Executive Compensation Practices
Compensation of the executive officers of the Company is overseen by the Compensation Committee. The Board and the Compensation Committee were assisted in performance of their oversight duties with respect to executive compensation matters by F.W. Cook.
We are committed to executive compensation practices that drive performance, mitigate risk and align the interests of our management team with those of our stockholders. The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

WHAT WE DO	WHAT WE DON’T DO

Carefully structured peer group with annual Compensation Committee review
Annual say-on-pay advisory vote
Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs
Independent Compensation Committee oversight
Independent compensation consultant is hired by and reports to the Compensation Committee
Annual report by the independent compensation consultant to the Compensation Committee on executive pay and performance alignment
Stringent stock ownership guidelines maintained for directors and executive officers
Clawback policy in place to deter executive officer misconduct and reclaim certain awards and incentives
Change in control agreements require double-trigger for vesting

No guaranteed bonuses
No material perquisites or other personal benefits to directors or executive officers
Directors, executive officers, employees and consultants may not hedge, pledge or engage in speculative transactions of Company stock
No plans that encourage excessive risk taking
No excess dilution through careful monitoring of burn rate and overhang
No new tax “gross-ups” agreements

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Executive Compensation
Design and Structure of 2022 Executive Compensation
Our Business and Our Compensation Philosophy
The Company’s executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Company’s executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned more closely with the Company’s performance. For these reasons, the Company’s executive compensation policies prioritize pay-for-performance, competitive compensation, employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:
•attract, retain, motivate and reward high-caliber executives;
•foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance-based financial incentives;
•promote the achievement of strategic objectives that lead to long-term growth in stockholder value;
•encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and
•align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.
For 2022, the Compensation Committee, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, retained the services of the independent compensation advisory firm F.W. Cook to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Compensation Committee selected F.W. Cook based on its national reputation as an expert in compensation practices, its industry knowledge, and its familiarity with the Company and its past compensation practices. F.W. Cook reports to and takes direction from the Compensation Committee. The assignment of projects by management to F.W. Cook requires the prior approval of the Compensation Committee. During 2022, F.W. Cook performed services solely for the Compensation Committee under its direction.
In addition, in establishing its executive compensation policies for a given year, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation and determines whether any changes are appropriate.
Components of 2022 Compensation
The 2022 Entegris compensation program for senior executives, including the named executive officers, consisted of a number of elements that are summarized in the following table. Due to Entegris’ focus on short- and long-term incentive compensation, illustrated in the table below, a meaningful portion of each executive officer’s target total direct compensation is dependent on the Company’s performance. Approximately 91% of the Chief Executive Officer’s target total direct compensation and an average of approximately 81% of the target total direct compensation of the other named executive officers was “variable”, i.e., dependent on the Company’s performance. In the graphics below, “fixed” compensation is comprised of 2022 target base salary, while “variable” compensation is comprised of 2022 target Entegris Incentive Plan award and 2022 annual long-term incentive compensation grant consisting of restricted stock units, stock options and performance share units.

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Executive Compensation
TOTAL DIRECT COMPENSATION

CEO	Element	Description and Purpose of the Compensation Element	Fiscal 2022 Commentary	Other NEOs
	Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company. Generally targeted at the median level, based on competitive market practice.
The Company awarded increases to the base salaries of the named executive officers during fiscal 2022 to bring their base salaries into general alignment with the market median level, adjusted for executive-specific factors such as tenure, proficiency in role, and criticality.

Short-Term Incentive Compensation
Rewards achievement of Company financial and operational performance criteria to:
•Incentivize the achievement of annual financial performance metrics that will drive our long-term success; and
•Incentivize achievement of pre-established business objectives.

In 2022, the Entegris Incentive Plan awards were again based on the Company’s performance with respect to Adjusted EBITDA as a percentage of revenue (weighted 75%) and on the achievement of specified key business objectives for the year (weighted 25% in aggregate). During 2022, the Company’s performance exceeded the target level for the adjusted EBITDA metric and exceeded one of two key business objectives.

Long-Term Incentive Compensation
The Company awards its executive officers with time-vested restricted stock units and stock options, which both vest ratably over four years, and performance share units that provide the opportunity to earn shares of the Company based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period. The purposes of our long-term incentive awards are to:
•Promote executive ownership of our stock;
•Promote retention of executives in a competitive labor market over the longer term;
•Encourage management focus on critical performance metrics creating value for stockholders; and
•Align the program with peer group and market practices, where appropriate.

No changes to the type and mix of long-term incentive awards were made for 2022. Named executive officers received time-vested restricted stock units (weighted 40% on a value basis), time-vested stock options (weighted 30%) and relative TSR PSUs (weighted 30%).

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Executive Compensation
OTHER COMPENSATION

Element	Description and Purpose of the Compensation Element	Fiscal 2022 Commentary
Retirement Benefits
The Company provides both qualified and non-qualified tax-deferred retirement savings plans to:
•Encourage employee long-term commitment to the Company;
•Promote employee savings for retirement; and
•Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.
There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.
Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2022, there were no changes from historical practice.
Perquisites	The Company provides no material perquisites to executive officers.	In 2022, there were no changes from historical practice.
Change in Control Termination Benefits	Change in control agreements provide for “double-trigger” benefits and are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company.	In 2022, there were no changes from historical practice.
The use of these compensation elements enables us to reinforce our pay-for-performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Compensation Committee believes that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term financial and operational performance and long-term stockholder value creation. The Compensation Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Compensation Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short- and long-term incentive compensation. With respect to fiscal 2022, the total compensation paid or awarded to the named executive officers included both short-term cash and equity based long-term incentive compensation.
In addition, the Compensation Committee has in the past analyzed, and expects that from time to time it will continue to analyze, tally sheets prepared for each senior executive, including the named executive officers, as a benchmark for its compensation decisions. Typically, these tally sheets have been prepared by our human resources department. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances and outstanding equity awards. The overall purpose of the tally sheets is to bring together in one place all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Compensation Committee may analyze both aggregate total amount of actual and projected compensation as well as internal pay equity and other decisions regarding executive compensation.
When making compensation decisions, the Compensation Committee also looks at the target total direct compensation of our Chief Executive Officer and the other named executive officers relative to that provided to similarly-situated executives based on market data provided by F.W. Cook. The Compensation Committee believes, however, that a benchmark should be a point of reference for measurement, but not the determinative factor for our executives’ target compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that the Compensation Committee considers when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Compensation Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

40

Executive Compensation
Base Salary
In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the competitive environment; and executive-specific factors such as tenure, proficiency in the role, and criticality. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States and in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In addition, for senior executives including the named executive officers, the Compensation Committee evaluates base salary against corresponding compensation data from our peer group and national, technology industry survey data. In fiscal 2022, we continued to target base salary at the median of the peer group and survey reference points compiled by F.W. Cook, adjusted for executive-specific factors such as tenure, proficiency in role, and criticality. The percent changes in annual base salary from 2021 to 2022 for each of the named executive officers are reflected in the table below.

Name	Annual Base Salary	% Change From 2021
Bertrand Loy	$1,000,000	0%
Gregory B. Graves	$610,000	7%
Daniel Woodland(1)	$530,000	NA
Susan Rice	$450,000	8%
Joseph Colella	$415,000	36%
Todd J. Edlund(2)	$600,000	13%
(1)Mr. Woodland joined the Company on July 6, 2022, in connection with the acquisition of CMC Materials
(2)Mr. Edlund retired from the Company effective September 1, 2022
As noted above, the Compensation Committee believes that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the market median. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.
Short-Term Incentive Compensation
Entegris has, for a number of years, maintained a short-term variable incentive compensation program, the Entegris Incentive Plan (“EIP”), which generally provides for a potential cash award based upon the achievement of annual financial criteria and operating performance objectives in accordance with a sliding scale established by the Compensation Committee, with a fractional award for performance above the threshold level, a full award for target performance and a premium award of up to 200% of target for extraordinary performance. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. During 2022, the Chief Executive Officer was eligible to receive a target incentive compensation payment equal to 125% of his base salary, and the named executive officers listed in the “Summary Compensation Table” below other than the Chief Executive Officer continued to be eligible to receive target incentive compensation payments ranging from 60% to 85% of their base salaries. During 2022 target incentive compensation payments for our former Chief Operating Officer, Senior Vice President for Human Resources and Senior Vice President, General Counsel, Chief Compliance Officer and Secretary were increased from 85%, 70% and 55% of their base salaries, respectively, to 90%, 80% and 60% of their base salaries, respectively. Our Executive Vice President and Chief Financial Officer’s target incentive compensation was unchanged in 2022, remaining at 85% of his base salary. The EIP is administered by, and all awards are made at the discretion of, the Compensation Committee. The target incentive compensation payments to our named executive officers, as a percentage of base salary, approximated the median of target incentive compensation payments of the market data, adjusted for executive-specific factors such as tenure, proficiency in role, and criticality.
Under this plan, with respect to 2022, an incentive pool is established based upon the level of the attainment of financial objectives established by the Compensation Committee. For 2022, the EIP awards were based on: (i) the achievement of adjusted EBITDA as a percentage of revenue within a range established by the Compensation Committee (from a threshold of 23% of revenue to a maximum of 35% of revenue) with target performance established at 29%, weighted at 75% and providing for awards ranging from 0% of target for threshold or below threshold performance to a maximum of 200% of target for performance at the top of the range, with linear interpolation between levels; (ii) the achievement of revenue growth (defined as revenue growth excluding revenue from the first twelve months of our operation of acquired businesses) within a range established by the Compensation Committee (from a threshold of 15% growth to a maximum of 20% growth in excess of our markets) with target performance established at 17.5%, weighted at 15% and providing for awards ranging from 0% of target for threshold or below average performance to a maximum of 200% of target for performance at the top of the range, with linear interpolation between levels; and (iii) the achievement of the number of customer complaints per

2023 Proxy Statement	41

Executive Compensation
thousand line items shipped within a range established by the Compensation Committee (from a threshold of 5.184 customer complaints per thousand line items shipped to a maximum of 4.091 customer complaints per thousand line items shipped) with target performance established at 4.800 customer complaints per thousand line items shipped, weighted at 10% and providing for awards ranging from 0% of target for threshold or below average performance to a maximum of 200% of target for performance at the top of the range, with linear interpolation between levels. After the incentive pool is established, the Compensation Committee has the discretion to approve payments above or below the formula-based payout based on other factors deemed relevant, up to 200% maximum. The Compensation Committee has discretion to apply an ESG modifier to adjust the EIP upward or downward for performance against our corporate social responsibility and environmental, social and governance objectives. In addition for 2022, the Compensation Committee established an incentive plan relating to the legacy CMC Materials, Inc. (“CMC Materials”) business for the fourth quarter of 2022. To ensure that the senior leadership team was focused on integrating and operating profitably the legacy CMC Materials business, certain members of the Entegris senior leadership teams’ short-term variable incentive would be adjusted based on the performance of the legacy CMC Materials business in the fourth quarter of 2022.
For 2022, the Compensation Committee approved an EIP payout of 116.2% of target. The Company achieved adjusted EBITDA at 29.9% of revenue, which excluded CMC Materials’ financial performance and related transaction and integration expenses (115% of target, unweighted), revenue growth at 21.2% (200% of target, unweighted) and 6.250 customer complaints per thousand line items shipped (0% of target, unweighted). For 2022, the Compensation Committee did not exercise any discretion to modify the payout. Mr. Loy’s, Mr. Graves’, Mr. Woodland’s, Ms. Rice’s and Mr. Colella’s participation in the EIP was adjusted to take into consideration the results of the legacy CMC Materials business in the fourth calendar quarter of 2022 and as a result their payout was at 115.9%.

THE ENTEGRIS INCENTIVE PLAN

Performance Measure	Threshold (0% of Target)	Target	Maximum (200% of Target)	Weighting
Adjusted EBITDA as a percentage of revenue				75%
Revenue growth				15%
Number of customer complaints per thousand line items shipped				10%

Name	EIP Target as a Percent of Salary	% Change from 2021	Target EIP Award	Actual EIP Award as Percent of Target	Actual EIP Award
Bertrand Loy	125%	4%	$1,250,000	115.9%	$1,448,750
Gregory B. Graves	85%	0%	$518,500	115.9%	$600,942
Daniel Woodland(1)	70%	NA	$181,938	115.9%	$210,867
Susan Rice	80%	14%	$360,000	115.9%	$417,240
Joseph Colella	60%	9%	$249,000	115.9%	$288,591
Todd J. Edlund(2)	90%	6%	$360,986	116.2%	$419,466
(1)Mr. Woodland’s award was pro-rated based upon acquisition date of July 6, 2022.
(2)Mr. Edlund’s award was pro-rated based upon his retirement date of September 1, 2022.
Long-Term Incentive Compensation
During 2022, executives and certain key employees were eligible to receive equity grants and awards under the Entegris, Inc. 2020 Stock Plan, which is administered by the Compensation Committee. Restricted stock unit awards, stock option awards and performance share unit awards, as described below, were the three equity vehicles used by Entegris for long-term incentive awards to executive officers during 2022. The 2022 long-term incentive awards to the named executive officers are listed in the “2022 Grants of Plan-Based Awards” table below under the columns entitled (in the case of performance share unit awards) “Estimated Future Payouts Under Equity Incentive Plan Awards,” (in the case of restricted stock unit awards) “All Other Stock Awards: Number of Shares of Stock or Units” and (in the case of stock option awards) “All Other Option Awards: Number of Securities Underlying Options.”

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Executive Compensation
Following consideration of information presented by F.W. Cook regarding retirement practices at comparable companies, the Compensation Committee adopted a “Rule of 70” provision for restricted stock units, stock options and performance share units granted in 2022 and beyond. Under the Rule of 70, if a grantee retires from the Company after providing at least five (5) years of consecutive service with Entegris, is at least fifty-five years old as of the date of retirement and the years of service and age of the executive officer sum to at least seventy (70), then, subject to continued compliance with post-termination restrictive covenants and the execution and nonrevocation of a release of claims in favor of Entegris, each outstanding and unvested (i) restricted stock unit will vest, for awards granted in 2022, as of the date of the qualifying retirement and, for awards granted following 2022, as of the original vesting dates, (ii) stock option will continue to vest and become exercisable in accordance with the regular time-based vesting schedule and (iii) performance share unit will remain outstanding and vest at the actual level of performance at the end of the applicable performance period.
The Compensation Committee believes that long-term incentive awards to executive officers, including the named executive officers, should be comprised of a mixture of restricted stock units, stock options and performance share units. Accordingly, for 2022, the Compensation Committee approved equity awards for executive officers comprised, as a percentage of the total annual grant value, of 40% restricted stock units, 30% stock options and 30% performance share units, which has been unchanged since 2015. The total annual grant value of long-term equity incentive awards granted to our named executive officers in 2022 approximated the market median, adjusted for executive-specific factors such as tenure, proficiency in role, and criticality. A description of the terms of each type of equity award and the reasons why the Compensation Committee believes each is an appropriate long-term incentive equity vehicle follows.
•Restricted Stock Units. Forty percent of the 2022 equity award to executive officers consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The award of restricted stock units is designed to enable the Company to retain executive officers and other key employees during turbulent economic times and in a competitive labor market. Non-executive employees receiving equity awards in 2022 received restricted stock units, with the restrictions lapsing ratably over four years in accordance with the foregoing schedule.
•Stock Options. Thirty percent of the 2022 equity awards to executive officers consisted of stock options that vest in four equal installments on February 19th of the first through the fourth years following the date of grant and have a seven-year term. The Compensation Committee believes that the award of stock options is an effective mechanism to align the interests of our executive officers with those of Entegris stockholders, which is expected to lead to an increase in the long-term value of Entegris’ common stock. This is because stock options only provide value to the recipient if the price of the Company’s common stock appreciates, which creates a strong performance orientation consistent with our pay-for-performance philosophy. All stock options granted in 2022 were granted with an exercise price equal to the fair market value of Entegris common stock on the date of grant.
•Performance Share Units. Thirty percent of the 2022 equity awards to executive officers consisted of performance share units, which provide the opportunity to earn shares of the Company’s common stock based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period following the date of award. Early in 2022, each recipient received a target allocation of performance share units; the final number of shares which may be earned pursuant to ranges from 0% to 200% of target. The number of shares actually earned at the end of the performance period is based on a pre-established payout curve, which provides for earnouts of 50%, 100% and 200% of target for performance at the 25th, 50th and 85th percentiles, respectively, with linear interpolation between such levels (no shares are earned for performance below the 25th percentile). If the Company’s absolute TSR is negative, then the maximum number of shares that may be earned is the target performance share allocation. Performance share units earned over the three-year performance period will be fully vested on the last day of the performance period and are required to be settled as soon as practicable following certification of the number of shares earned by the Compensation Committee. The Compensation Committee included performance share units as a component of the 2022 long-term incentive award for executive officers because the Compensation Committee believes that relative TSR is an important metric for our stockholders’ evaluation of the Company’s performance against the performance of other companies. The performance share units thus create an additional alignment with stockholder interests through an objective performance metric. In addition, based on the Compensation Committee’s review of peer company market data, it believes that TSR-based performance share units frequently represent a significant portion of equity incentives used by companies that compete with us in attracting, hiring, motivating and retaining executives.

In February 2023, with respect to the performance share units awarded in 2020, which had terms generally similar to those of the 2022 awards described above, the Compensation Committee certified that Entegris’ TSR during the period was approximately 50%, representing the 42nd percentile versus companies in the Philadelphia Semiconductor Index, resulting in the vesting of shares at 85% of target.

2023 Proxy Statement	43

Executive Compensation
TIMELINE OF PSUS

	2020	2021	2022	2023	2024
2020 PSU	Year 1	Year 2	Year 3
3-year relative TSR
2021 PSU		Year 1	Year 2	Year 3
3-year relative TSR
2022 PSU			Year 1	Year 2	Year 3
3-year relative TSR
Other Compensation
Benefits
We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan
Medical/Dental Plans
Life and Disability Insurance(1)
Employee Stock Purchase Plan
Supplemental Executive Retirement Plan (SERP)			Not Offered
Deferred Compensation Plan			Not Offered
Change of Control Agreements		Not Offered	Not Offered
(1)All Entegris officers receive company-paid long-term disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
Personal Benefits
The Company does not offer the named executive officers perquisites other than relocation expenses and allowances made available to certain new hires or in accordance with the Company’s mobility policies.
Retirement Plans
During 2022, Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement), as amended (the “401(k) Plan”), which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. During 2022, the Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 5% of eligible compensation, not to exceed the annual IRS limit.
In connection with the 401(k) Plan we also maintain the Entegris, Inc. Supplemental Executive Retirement Plan (“SERP”), a non-qualified retirement plan. Under the SERP, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans.
Compensation that may be deferred into the SERP include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.

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Executive Compensation
The individual participant balances in the 401(k) Plan and the SERP reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the SERP and the amount of cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction of the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors. See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under the SERP for the named executive officers.
Procedures for Determining Compensation
Executive Compensation Decision-Making Process
Evaluation of Compensation against External Data
For the 2022 compensation programs, the Compensation Committee evaluated each element of target total direct compensation (the sum of base salary, target annual incentive and grant date present value of long-term incentives) against corresponding compensation data from comparable companies collected by F.W. Cook. The Compensation Committee compared the Company’s compensation practices and target compensation levels to that provided to executives among a group of companies that were evaluated by F.W. Cook and the Compensation Committee as being comparable to Entegris. In mid-2021, the Compensation Committee, working with F.W. Cook, reviewed and revised the peer group to align the peer median market capitalization more closely with that of Entegris and to ensure that the peer group size measures continued to be appropriately aligned with Entegris. To that end, Celanese Corporation was added to the peer group for 2022. The revised 17-company peer group shown below was approved by the Compensation Committee to inform its decisions with respect to target total direct compensation levels for 2022:

Albemarle Corporation Ashland Global Holdings Inc. Celanese Corporation CMC Materials, Inc. (formerly Cabot Microelectronics Corporation) Cree, Inc. (now known as Wolfspeed, Inc.) FLIR Systems, Inc.	Graco Inc. Hexcel Corporation II-VI Incorporated (now known as Coherent Corp.) MKS Instruments, Inc. Monolithic Power Systems, Inc. National Instruments	Nordson Corporation Qorvo, Inc. Skyworks Solutions, Inc. Teradyne, Inc. Xilinx, Inc.

This group was selected from among companies operating in similar or related industries with median revenues, EBITDA and market capitalizations approximating those of the Company. The graphic below illustrates the Company’s position relative to its peer group with respect to these metrics at the time the peer group was selected in mid-2021. The Compensation Committee selected peer companies in the same or related industries on the basis of these metrics because it believes that they are commonly used to compare the relative size of companies.
Information concerning the compensation practices of these companies was drawn from their proxy statements or other public filings. The Compensation Committee annually reviews the peer group with the assistance of F.W. Cook to ensure that it remains appropriate.
As a general matter, the Compensation Committee intends to set target total direct compensation for the named executive officers at the market median, adjusted for executive-specific factors such as tenure, proficiency in role, and criticality.

2023 Proxy Statement	45

Executive Compensation

POSITIONING OF ENTEGRIS RELATIVE TO PEER GROUP

(1)Reflects revenue or EBITDA, as applicable, for the four most-recently completed quarters as of June 30, 2021. (2)As of May 31, 2021.
Based upon the Compensation Committee’s review of the compensation arrangements discussed below, the compensation levels of the above peer companies, general market pay practices for executives and its assessments of individual and corporate performance, the Compensation Committee believes that the Company’s executive compensation policies for 2022 were appropriate. While executive officers, principally the Senior Vice President for Global Human Resources, worked closely with the Compensation Committee and with F.W. Cook to design Entegris’ compensation programs for 2022 (other than for the Chief Executive Officer), the Compensation Committee ultimately decides which policies to adopt and directs and approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers. Discussions concerning Chief Executive Officer compensation are conducted between F.W. Cook and the Compensation Committee without executive officer involvement.
Risk Assessment with Respect to Compensation Policies and Practices
In December 2022, the Compensation Committee reviewed the various design elements of our compensation program to determine whether it encourages excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation and consideration of the items of our compensation policies and practices that affect all employees. In general, the process used by the Compensation Committee to complete its risk evaluation was as follows:
•The Compensation Committee identified the compensation-related risks that the Company may face;
•The Compensation Committee identified the material design elements of our compensation policies and practices with respect to all employees; and
•The Compensation Committee then evaluated whether there is a relationship between any of those design elements and any of our most significant risks. More specifically, the Compensation Committee evaluated whether any of the design elements of our compensation policies and practices encourages our employees to take excessive or inappropriate risks that are reasonably likely to have a material adverse impact on the Company.
After completing its evaluation, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. More specifically, the Compensation Committee concluded that our compensation program is designed to encourage employees to take actions and pursue strategies that support our best interests and the best interests of our stockholders, without promoting excessive or inappropriate risk.
The design elements of our executive compensation program (which are described in detail elsewhere in this “Compensation Discussion and Analysis” section) do not include unusual or problematic compensatory schemes that have been linked to excessive risk-taking. Furthermore, the design elements of our compensation program that directly tie compensatory rewards to our performance include various counter-balances designed to offset potentially excessive or inappropriate risk-taking. For example, there is a balance between the fixed components of the program and the performance-based components.
Similarly, with respect to the performance-based components, there is a balance between annual and longer-term incentives. Thus, the overall program is not too heavily weighted towards incentive compensation, in general, or short-term incentive compensation, in particular. The financial incentives are not based solely upon revenue. Rather, they are tied to performance metrics such as adjusted EBITDA (net income before interest income, interest expense, income tax expense, intangible amortization, depreciation, acquisition and integration costs, acquired inventory step-up amortization, and restructuring costs but excluding acquisition operating income, with income tax expense added back) as a percentage of revenue and quantitatively measured strategic objectives, which more closely align the interests of management with the interests of our stockholders.

46

Executive Compensation
The performance metrics for incentive payments are established annually and reflect goals that are a stretch, but not so high that they require performance outside of what the Compensation Committee believes is reasonable or could motivate management to take actions in which we assume unreasonable levels of risk. In addition, there are caps on how much performance-based compensation may be earned in a particular performance period, and the Board has adopted a policy for clawback of performance-based compensation that was paid out in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Furthermore, the Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to promote a close alignment of the interests of those executive officers with those of Entegris stockholders. The Compensation Committee also maintains an ongoing dialogue with our management to track progress on performance-based goals in order to foresee and avoid any excessive or inappropriate risk taking that may otherwise be driven by a desire to maximize performance-based compensation.
Other Items
Stock Ownership Guidelines for Executive Officers
The Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to ensure the continuation of the close alignment of the interests of those executive officers who are elected by the Board with those of Entegris stockholders. This alignment is a critical objective of the long-term incentive compensation discussed above. The guidelines provide that the Company’s executive officers attain and maintain beneficial ownership of Entegris stock at the levels indicated in the below table. Since Mr. Graves is both our Chief Financial Officer and an Executive Vice President, he is held to the higher ownership standard of four times base salary. Determination of compliance with these guidelines is made as of January 31st of each year. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, holdings by immediate family members, shares held in 401(k) and employee stock ownership plans, unvested shares of restricted stock and restricted stock units. For purposes of complying with these guidelines, shares of the Company’s common stock that executive officers have the right to acquire through the exercise of stock options (whether or not vested) and unearned performance share units are not included as shares owned by such executive officer.

Position	Minimum Ownership Level
Chief Executive Officer	6 times Base Salary
Executive Vice Presidents	4 times Base Salary
Chief Financial Officer	3 times Base Salary
Senior Vice Presidents	2 times Base Salary
Other Executive Officers	1 times Base Salary
In addition, the Board maintains stock ownership guidelines for directors. For more information, please see the “Corporate Governance — Compensation of Directors — Stock Ownership Guidelines for Directors” section of this Proxy Statement.

As of January 31, 2023, all executive officers serving at the end of 2022 were in compliance with the stock ownership guidelines.

Anti-Hedging and Pledging Policy
During 2014, the Board adopted a policy against hedging, pledging and speculative transactions in the Company’s stock. This policy covers directors, executive officers, employees and consultants and prohibits directly or indirectly engaging in any hedging or monetization transactions with respect to the Company’s securities; pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, or engaging in short-term or speculative transactions in the Company’s securities, including short-term trading where the Company’s securities are sold within six months following the purchase (or vice versa) and short sales of the Company’s securities (i.e., the sale of a security that the seller does not own).
Clawback Policy
In December 2018, the Board adopted an incentive compensation clawback policy. The Compensation Committee determined that it may be appropriate to recoup or “claw back” certain annual cash and long-term equity incentive compensation in specified situations. The Company may recoup paid incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Compensation Committee may, in its discretion, seek to recoup the difference between the incentive compensation paid and the lower amount that would have been paid based upon accurate information or restated financial results. The Compensation Committee will update this policy to be consistent with recent SEC and NASDAQ rules on this topic. In addition, the Company now includes a specific reference to this clawback right in its equity award agreements.

2023 Proxy Statement	47

Executive Compensation
Tax Deductibility
Under Section 162(m) of the Internal Revenue Code, the Company cannot deduct for tax purposes in any year more than one million dollars of compensation for any executive who serves as the Chief Executive Officer or Chief Financial Officer of the Company at any time during the year, any of the Company’s executive officers who were the three other most highly compensated executive officers for the year, or any employee who was in one of these positions in a prior year. At the time the Compensation Committee made its 2022 compensation decisions, it took into account not only the non-deductibility of a significant portion of executive officer compensation for tax purposes but also the Company’s compensation objectives for those executive officers, as well as considerations of competitiveness and retention. In general, the fact that a significant portion of executive officer compensation would be non-deductible for tax purposes did not affect the determination of the Compensation Committee that it was in the best interests of the Company and its stockholders for the Company to offer its executive officers an appropriately competitive level of compensation.
Management Development & Compensation Committee Report
The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion & Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Management Development & Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
The information in this report of the Management Development & Compensation Committee shall not be deemed to be “soliciting material”, “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act and is not incorporated by reference into any filings of the Company with the SEC, irrespective of any general incorporation language contained in any such filing.
James F. Gentilcore, Chair
Rodney Clark
Yvette Kanouff
Azita Saleki-Gerhardt
Management Development & Compensation Committee Interlocks and Insider Participation
The current members of the Management Development & Compensation Committee of the Board are James F. Gentilcore, Chair, Rodney Clark, Yvette Kanouff and Azita Saleki-Gerhardt. No member of the Management Development & Compensation Committee was at any time during fiscal year 2022 an officer or employee of either the Company or of any subsidiary thereof, or was at any time formerly an officer of the Company, nor has any member of such committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K.
During fiscal year 2022, no executive officer of the Company served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

48

Executive Compensation
Executive Compensation Tables
2022 Summary Compensation Table
The following table summarizes the reportable compensation of the named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020, in accordance with Item 402(c) of Regulation S-K. Because of the Company’s emphasis on performance-based compensation, the Company did not pay any non-incentive plan bonuses to its named executive officers in 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Bertrand Loy	2022	1,000,000	6,847,314	2,625,240	1,448,750	149,843	12,071,147
President & Chief	2021	981,250	5,323,172	2,190,407	1,920,000	84,053	10,498,881
Executive Officer	2020	946,154	6,325,503	1,290,210	1,541,513	82,421	10,185,801
Gregory B. Graves	2022	600,000	1,643,437	629,967	600,942	73,685	3,548,031
Executive Vice President &	2021	565,000	1,385,169	570,343	775,200	51,589	3,347,301
Chief Financial Officer	2020	548,077	927,927	360,132	708,263	40,918	2,585,317
Daniel Woodland(1)	2022	264,192	2,399,933	—	210,867	26,996	2,901,988
Senior Vice President, President,
Advanced Planarization Solutions
Susan Rice	2022	441,250	860,581	330,198	417,240	50,530	2,099,799
Senior Vice President,	2021	411,250	583,009	240,364	464,800	33,488	1,732,911
Global Human Resources	2020	408,173	494,742	192,197	363,600	32,258	1,490,970
Joseph Colella	2022	387,500	938,820	360,105	288,591	35,195	2,010,211
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary
Todd J. Edlund(2)	2022	395,577	5,859,513	2,868,211	419,466	58,858	9,601,624
Former Executive Vice President and	2021	525,000	1,567,509	645,349	720,800	62,899	3,521,557
Chief Operating Officer	2020	525,289	1,082,572	420,164	618,120	42,842	2,688,987
(1)Mr. Woodland joined the Company on July 6, 2022, in connection with the acquisition of CMC Materials.
(2)Mr. Edlund retired from the Company on September 1, 2022. On July 29, 2022, Mr. Edlund's outstanding equity awards were modified to allow vesting at retirement. As a result of this change the increased value of these awards has been included in the Stock Awards and Option Awards for Mr. Edlund. The value of the July 29, 2022, modification included above is $2,147,826 in Stock Options and $3,981,710 in Stock Awards. The value of Mr. Edlund’s 2022 equity awards excluding this modification is $720,385 in Stock Options and $1,877,803 in Stock Awards.
(3)Amounts reflect: (i) the grant date fair value for awards of restricted stock units made pursuant to the Company’s long-term incentive program in 2022, 2021 and 2020, determined in accordance with FASB ASC Topic 718 (for a discussion of the assumptions underlying these valuations, please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which accompanies this Proxy Statement); and (ii) the grant date fair value for performance share units awarded in 2022, 2021 and 2020, determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance is achieved under the performance share units granted in 2022, the maximum grant date values of the performance share units, based on the closing price of the Company’s common stock on the last trading day of 2022 ($65.59) at the maximum calculated payout, is: (a) in the case of Mr. Loy – $2,697,275; (b) in the case of Mr. Graves – $647,362; (c) in the case of Ms. Rice – $339,057; (d) in the case of Mr. Colella - $369,808; and (e) in the case of Mr. Edlund – $739,748. For additional information with respect to awards made in fiscal 2022, see the 2022 Grants of Plan-Based Awards and Outstanding Equity Awards at 2022 Fiscal Year End tables herein.
(4)Amounts consist of the grant date fair value, computed in accordance with FASB ASC Topic 718, with respect to stock option awards granted in 2022, 2021 and 2020. For a discussion of the assumptions underlying these valuations, please see Note 17 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which accompanies this Proxy Statement.
(5)Reflects the amounts payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in the succeeding year.

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Executive Compensation
(6)For 2022, represents (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement); (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan; (c) the dollar value of group term life insurance premiums paid by the Company; and (d) the dollar value of executive short term disability premiums paid by the Company in each of the following amounts:

Name	401(k) Contributions	SERP Contributions	Life Insurance	Short Term Disability
Bertrand Loy	15,250	130,750	2,400	1,443
Gregory B. Graves	15,250	53,510	2,400	2,525
Daniel Woodland	4,950	21,786	99	161
Susan Rice	15,250	30,053	2,400	2,827
Joseph Colella	15,250	17,545	2,400	—
Todd J. Edlund	15,250	40,596	1,600	1,438

50

Executive Compensation
2022 Grants of Plan-Based Awards
During the fiscal year ended December 31, 2022, the following plan-based awards were granted to the named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bertrand Loy	Entegris	—	—	1,250,000	2,500,000	—	—	—	—	—	—	—
	Incentive Plan
	Restricted	2/1/2022	—	—	—	—	—	—	27,248	—	—	3,499,733
	Stock Units
	Performance	2/1/2022	—	—	—	10,219	20,437	40,874	—	—	—	3,347,581
	Share Units
	Stock Options	2/1/2022	—	—	—	—	—	—	—	60,392	128.44	2,625,240
Gregory B.	Entegris	—	—	518,500	1,037,000	—	—	—	—	—	—	—
Graves	Incentive Plan
	Restricted	2/1/2022	—	—	—	—	—	—	6,540	—	—	839,998
	Stock Units
	Performance	2/1/2022	—	—	—	2,453	4,905	9,810	—	—	—	803,439
	Share Units
	Stock Options	2/1/2022	—	—	—	—	—	—	—	14,492	128.44	629,967
Daniel	Entegris	—	—	181,938	363,876	—	—	—	—	—	—	—
Woodland	Incentive Plan
	Restricted	7/6/2022	—	—	—	—	—	—	26,024	—	—	2,399,933
	Stock Units
Susan Rice	Entegris	—	—	360,000	720,000	—	—	—	—	—	—	—
	Incentive Plan
	Restricted	2/1/2022	—	—	—	—	—	—	3,424	—	—	439,779
	Stock Units
	Performance	2/1/2022	—	—	—	1,285	2,569	5,138	—	—	—	420,802
	Share Units
	Stock Options	2/1/2022	—	—	—	—	—	—	—	7,596	128.44	330,198
Joseph Colella	Entegris	—	—	249,000	498,000	—	—	—	—	—	—	—
	Incentive Plan
	Restricted	2/1/2022	—	—	—	—	—	—	3,736	—	—	479,852
	Stock Units
	Performance	2/1/2022	—	—	—	1,401	2,802	4,604	—	—	—	458,958
	Share Units
	Stock Options	2/1/2022	—	—	—	—	—	—	—	8,284	128.44	360,105
Todd J.	Entegris	—	—	360,000	720,000	—	—	—	—	—	—	—
Edlund	Incentive Plan
	Restricted	2/1/2022	—	—	—	—	—	—	7,472	—	—	959,704
	Stock Units
	Performance	2/1/2022	—	—	—	2,803	5,605	11,210	—	—	—	918,099
	Share Units
	Stock Options	2/1/2022	—	—	—	—	—	—	—	16,572	128.44	720,385
(1)Awards under the Entegris Incentive Plan. See “– Compensation Discussion & Analysis – Short-Term Incentive Compensation” above.
(2)These stock awards are performance share units that provide the opportunity to earn shares of the Company’s common stock based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three-year period following the date of award. See “– Compensation Discussion & Analysis – Long-Term Incentive Compensation” above. The indicated grant date fair value of these stock awards at target is calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. Performance share units include dividend equivalent rights under which amounts equivalent to any ordinary cash dividends declared by the Company during the vesting period will accrue and will become payable under the same vesting conditions and settlement terms as the underlying shares.
(3)These stock awards are grants of restricted stock units. The restricted stock units granted on February 1, 2022 vest ratably over four years on February 19th of 2023, 2024, 2025 and 2026, subject to continued employment or service. The restricted stock units granted on July 6, 2022, vest ratably over four years on August 15th of 2023, 2024, 2025 and 2026, subject to continued employment or service. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718, excluding estimated

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forfeitures. Restricted stock units include dividend equivalent rights under which amounts equivalent to any ordinary cash dividends declared by the Company during the vesting period will accrue and will become payable under the same vesting conditions and settlement terms as the underlying shares.
(4)The indicated awards are stock option grants with an exercise price equal to the closing price on the Nasdaq of our stock on the indicated date of grant and that vest ratably over four years on February 19th of 2023, 2024, 2025 and 2026, subject to continued employment or service. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table lists the number of securities underlying stock options, restricted stock units and performance share awards outstanding as of December 31, 2022; there were no other awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(3) ($)
Bertrand Loy	27,044	—	—	31.10	2/19/2025	—	—	—	—
	28,785	28,785	—	33.33	2/19/2026	—	—	—	—
	21,750	43,500	—	55.72	2/19/2027	—	—	—	—
	17,843	53,529	—	98.11	2/19/2028	—	—	—	—
	—	60,392	—	128.44	2/19/2029	—	—	—	—
	—	—	—	—	—	—	—	23,148	1,540,499
	—	—	—	—	—	—	—	22,320	1,478,254
	—	—	—	—	—	—	—	20,437	1,348,638
	—	—	—	—	—	10,237	684,446	—	—
	—	—	—	—	—	15,434	1,027,133	—	—
	—	—	—	—	—	21,097	1,402,318	—	—
	—	—	—	—	—	22,320	1,478,254	—	—
	—	—	—	—	—	27,248	1,798,096	—	—
Gregory B. Graves	—	10,123	—	33.33	2/19/2026	—	—	—	—
	—	12,142	—	55.72	2/19/2027	—	—	—	—
	4,646	13,938	—	98.11	2/19/2028	—	—	—	—
	—	14,492	—	128.44	2/1/2029	—	—	—	—
	—	—	—	—	—	—	—	6,460	429,913
	—	—	—	—	—	—	—	5,808	384,664
	—	—	—	—	—	—	—	4,905	323,681
	—	—	—	—	—	3,600	240,696	—	—
	—	—	—	—	—	4,306	286,564	—	—
	—	—	—	—	—	5,808	384,664	—	—
	—	—	—	—	—	6,540	431,575	—	—
Daniel Woodland	17,477	—	—	50.85	12/5/2027	—	—	—	—
	17,674	—	—	55.88	12/6/2028	—	—	—	—
	12,656	—	—	70.03	12/5/2029	—	—	—	—
	12,667	—	—	79.97	12/3/2030	—	—	—	—
	10,564	—	—	77.55	12/6/2031	—	—	—	—
	—	—	—	—	—	4,865	322,598	—	—
	—	—	—	—	—	5,520	364,265	—	—
	—	—	—	—	—	26,024	1,712,119	—	—

52

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(3) ($)
Susan Rice	8,660	—	—	31.10	2/19/2025	—	—	—	—
	13,287	4,429	—	33.33	2/19/2026	—	—	—	—
	6,480	6,480	—	55.72	2/19/2027	—	—	—	—
	1,958	5,874	—	98.11	2/19/2028	—	—	—	—
	—	7,596	—	128.44	2/1/2029	—	—	—	—
	—	—	—	—	—	—	—	3,444	229,199
	—	—	—	—	—	—	—	2,444	161,866
	—	—	—	—	—	—	—	2,569	169,528
	—	—	—	—	—	1,575	105,305	—	—
	—	—	—	—	—	2,296	152,799	—	—
	—	—	—	—	—	2,445	161,932	—	—
	—	—	—	—	—	3,424	225,950	—	—
Joseph Colella	1,958	5,874	—	98.11	2/19/2028	—	—	—	—
	—	8,284	—	128.44	2/19/2029	—	—	—	—
	—	—	—	—	—	—	—	2,444	161,866
	—	—	—	—	—	—	—	2,802	184,904
	—	—	—	—	—	1,022	68,402	—	—
	—	—	—	—	—	1,875	125,363	—	—
	—	—	—	—	—	2,690	179,020	—	—
	—	—	—	—	—	1,650	109,808	—	—
	—	—	—	—	—	2,445	161,932	—	—
	—	—	—	—	—	3,736	246,539	—	—
Todd J. Edlund	—	10,123	—	33.33	2/19/2026	—	—	—	—
	—	14,166	—	55.72	9/1/2026	—	—	—	—
	5,257	15,771	—	98.11	9/1/2026	—	—	—	—
	—	16,572	—	128.44	09/01/2026	—	—	—	—
	—	—	—	—	—	—	—	7,536	501,521
	—	—	—	—	—	—	—	6,572	435,264
	—	—	—	—	—	—	—	5,605	369,874
(1)These options vest as follows in the order in which the options are listed in the above table:

Vesting Date	Grant Date	Bertrand Loy	Gregory B. Graves	Susan Rice	Joseph Colella	Todd J. Edlund
February 19, 2023	February 5, 2019	28,785	10,123	4,429	3,163	10,123
	February 4, 2020	21,750	6,071	3,240	2,915	7,083
	February 2, 2021	17,843	4,646	1,958	1,712	5,257
	February 1, 2022	15,098	3,623	1,899	2,071	4,143
February 19, 2023	February 4, 2020	21,750	6,071	3,240	2,915	7,083
	February 2, 2021	17,843	4,646	1,958	1,712	5,257
	February 1, 2022	15,098	3,623	1,899	2,071	4,143
February 19, 2024	February 2, 2021	17,843	4,646	1,958	1,712	5,257
	February 1, 2022	15,098	3,623	1,899	2,071	4,143
February 19, 2025	February 1, 2022	15,098	3,623	1,899	2,071	4,143

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(2)Restrictions on the indicated restricted stock units lapse as follows in the order in which the awards are listed in the above table:

Vesting Date	Grant Date	Bertrand Loy	Gregory B. Graves	Daniel Woodland	Susan Rice	Joseph Colella
February 19, 2023	February 5, 2019	10,237	3,600	—	1,575	1,875
	February 4, 2020	7,717	2,153	—	1,148	1,345
	February 2, 2021	7,440	1,936	—	815	815
	February 1, 2022	6,812	1,635	—	856	934
May 15, 2023	April 28, 2020	—	—	—	—	825
August 15, 2023	July 31, 2020	21,097	—	—	—	—
	July 6, 2022	—	—	6,506	—	—
December 3, 2023	December 3, 2020	—	—	4,865	—	—
February 19, 2024	February 4, 2020	7,717	2,153	—	1,148	1,345
	February 2, 2021	7,440	1,936	—	815	815
	February 1, 2022	6,812	1,635	—	856	934
May 15, 2024	April 28, 2020	—	—	—	—	825
August 15, 2024	July 6, 2022	—	—	6,506	—	—
December 6, 2024	December 6, 2021	—	—	5,520	—	—
February 19, 2025	February 2, 2021	7,440	1,936	—	815	815
	February 1, 2021	6,812	1,635	—	856	934
August 15, 2025	July 6, 2022	—	—	6,506	—	—
February 19, 2026	February 1, 2022	6,812	1,635	—	856	934
August 15, 2026	July 6, 2022	—	—	6,506	—	—
(3)The indicated value is calculated using the closing price for the Company’s common stock on the last trading day of 2022 ($65.59). The indicated value includes any dividend accrued through December 31, 2022 with respect to the unvested shares. The indicated value includes aggregate dividend equivalents payable in cash upon vesting of the underlying awards for performance share units and restricted stock units in the amount of: (a) in the case of Mr. Loy – $116,249; (b) in the case of Mr. Graves – $26,920; (c) in the case of Mr. Woodland – $10,916; (d) in the case of Ms. Rice – $13,037; (e) in the case of Mr. Colella – $13,661 and (f) in the case of Mr. Edlund – $13,683.
(4)The performance share units provide the opportunity to earn shares of the Company’s common stock on a scale of from 0 to 200% of the number of units originally granted, plus any accrued dividends, based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year performance period and are fully vested when earned. The shares indicated are based on the Company achieving target performance goals. See “– Compensation Discussion & Analysis – Long-Term Incentive Compensation” above.
2022 Option Exercises and Stock Vested
The following table provides information regarding stock options exercised by, and the number of shares of stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Bertrand Loy	—	—	79,031	9,696,644
Gregory B. Graves	32,470	2,884,212	19,354	2,489,234
Daniel Woodland	—	—	4,442	380,150
Susan Rice	10,000	840,204	8,703	1,119,923
Joseph Colella	—	—	6,332	812,315
Todd J. Edlund	33,985	3,143,367	42,476	4,663,165
(1)Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise (or sale price if the shares were sold on the date of exercise).
(2)Represents restricted stock units and performance share units that vested during the fiscal year.
(3)Value realized on vesting of stock awards is based on the closing value of the Company’s common stock on the date of vesting plus the dollar value of dividend equivalents payable upon vesting of the underlying award.

54

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Nonqualified Deferred Compensation
Pursuant to the SERP, certain executives, including the named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives each year for amounts to be contributed in the following year. Compensation that may be deferred into the SERP includes employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under the SERP may be made only upon the retirement, death, disability or other termination of employment with the Company and shall generally be paid in a lump sum six months following the date of such termination. No distributions from the SERP may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under the SERP are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.
2022 Nonqualified Deferred Compensation Table
The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2022 under the SERP:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Bertrand Loy	70,000	130,750	(662,910)	—	2,817,414
Gregory B. Graves	73,008	53,510	(202,539)	—	1,159,899
Daniel Woodland	—	21,785	(23,505)	—	171,533
Susan Rice	26,946	30,053	(41,777)	—	147,912
Joseph Colella	—	17,545	(2,047)	—	19,800
Todd J. Edlund	35,602	40,569	(41,062)	—	602,874
(1)The employer matching contribution reflected in this column is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in this column are detailed with respect to each named executive officer in footnote 5 to the Summary Compensation Table above in clause (b) of that footnote.
(2)The amounts listed for each of the named executive officers in this column are determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under the SERP from among the same investment funds that are offered under the Company’s 401(k) Plan.
(3)The amounts in this column represent the fully vested balance as of December 31, 2022 and include amounts deferred in previous years. These amounts include contributions reported in the Summary Compensation Table for years 2020 and 2021 as follows: Mr. Loy, $68,688 and $67,256, respectively; Mr. Graves, $33,900 and $25,469, respectively; Ms. Rice, $15,497 and $14,467, respectively and Mr. Edlund, $47,250 and $25,353, respectively. The amount listed for Mr. Edlund could not be distributed to him until six months after his retirement.
The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of the Employee Retirement Income Security Act, as amended, and who have been designated as eligible by the Compensation Committee. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of investment funds as are offered under the Company’s 401(k) Plan. During 2022, none of the named executive officers participated in this plan.
Employment Agreements
In connection with his promotion to Chief Executive Officer in 2012, the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). As of December 31, 2022, under the CEO Agreement, Mr. Loy receives a base salary of $1,000,000 per year (which reflects increases in each of 2022, 2021, 2020, 2019, 2018, 2016 and 2015) and variable compensation pursuant to the EIP at a target performance equal to 125% of base salary. Mr. Loy is eligible to participate in the Company’s long-term incentive compensation program and to receive equity awards from time to time as determined by the Board. The CEO Agreement is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the renewal term. In addition, the Company has entered into an Executive Change in Control Termination Agreement with each named executive officer, as described under “Potential Payments upon Termination or Change in Control” below. Please see that discussion for a detailed description of the terms of these agreements.

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Potential Payments Upon Termination or Change In Control
There are currently in effect Executive Change in Control Termination Agreements with each of Mr. Loy, Mr. Graves, Mr. Woodland, Ms. Rice and Mr. Colella to provide them with certain severance benefits in the event of a “Change in Control” of Entegris. In general, a Change in Control shall be deemed to have occurred when (1) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding common stock, (2) if those members who constituted a majority of the Board cease to be so or (3) if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change in Control the executive’s employment is terminated by the Company without cause (as defined in the agreement – generally gross dereliction of duty, fraud, embezzlement or theft, material breach of fiduciary duty or certain non-competition, non-solicitation and confidentiality obligations, or conviction of a felony or crime involving moral turpitude) or if the executive terminates employment for “good reason” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger,” then the executive will become immediately entitled to:
(i)payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;
(ii)a lump-sum severance payment equal to the sum of two times (or, in the case of Mr. Loy, three times) the executive’s base salary plus two times (or, in the case of Mr. Loy, three times) the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;
(iii)medical, dental and life insurance benefits for executive and executive’s family members for a period of two years (or, in the case of Mr. Loy, three years) following the date of termination;
(iv)immediate vesting of all unvested equity awards, and, in the case of stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options); and
(v)up to $15,000 of outplacement services.
Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2022:

Name	Salary ($)	Cash Incentive Compensation Payment(1) ($)	Insurance and other Benefits(2) ($)	Net Value of Acceleration of Vesting of In-The Money Options(3) ($)	Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units(4) ($)	Total ($)
Bertrand Loy	3,000,000	5,760,000	96,120	1,357,949	10,757,636	20,971,705
Gregory Graves	1,200,000	1,550,400	62,574	446,410	2,481,757	5,741,140
Daniel Woodland	1,060,000	742,000	43,250	—	2,398,982	4,244,232
Susan Rice	900,000	929,600	55,443	206,837	1,206,578	3,298,458
Joseph Colella	830,000	536,800	42,059	—	1,237,833	2,646,692
(1)For Mr. Loy, Mr. Graves , Ms. Rice and Mr. Colella, amounts are based upon the cash incentive compensation paid with respect to 2021; for Mr. Woodland, the amount is based upon current target annual incentive.
(2)Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2022 (with an assumed 5% premium increase per year on medical insurance), the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance and the cost paid by the Company for the outplacement allowance referred to above.
(3)Reflects the net value of in-the-money unvested stock options based on the closing price of the Company’s stock on the last trading day of 2022 ($65.59).
(4)Reflects the value of restricted stock units and performance share units, which are calculated assuming the Company achieves target performance, as of December 31, 2022, subject to valuation caps and valued based on the closing price of the Company’s stock on the last trading day of 2022 ($65.59), plus accrued dividends. The value of accrued dividends is: (a) in the case of Mr. Loy – $116,249; (b) in the case of Mr. Graves – $26,920; (c) in the case of Mr. Woodland – $10,916; (d) in the case of Ms. Rice – $13,037; and (e) in the case of Mr. Colella – $13,661.

56

Executive Compensation
The change in control agreement for Mr. Graves provides for a tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. We estimate that, based on the value of the payments and acceleration of vesting that would occur upon an assumed change in control and simultaneous termination of employment on December 31, 2022, calculated in accordance with IRS guidance, Mr. Graves would not be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, and therefore would not be entitled to receive any gross-up payment in connection with such change-in-control benefits. The calculation of any applicable excise tax is complex and depends on many variables, including the executive’s historical compensation prior to termination and the value of termination benefits, which depends in part on the value of our common stock on the date of termination. Accordingly, this estimate of a gross-up payment may not apply to termination of employment on any subsequent date, and the amount of any actual gross-up payment could be materially greater than such estimate. Pursuant to the Company’s policy, change in control agreements entered into after 2013 do not contain any change in control tax gross-up provisions.
The change in control agreements also include a confidentiality covenant and two-year post-termination non-competition and non-solicitation covenants by each named executive officer (or, in the case of Mr. Loy, three years).
Severance Benefits in Connection with Termination. As described above in “Executive Compensation Tables — Employment Agreements,” Mr. Loy and, as described below, Mr. Graves have certain agreements with the Company that provide for severance benefits in the event they are terminated by us as described below.
In the event that Mr. Loy’s employment is terminated by the Board without cause as defined in the CEO Agreement (generally, conviction of or plea of no contest to certain felonies, an ongoing failure to perform his duties, gross negligence, dishonesty, willful malfeasance or gross misconduct in connection with his employment, or willful failure to follow lawful directives) or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, material relocation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement), or if the Company elects not to renew the CEO Agreement, then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination, which, assuming a termination date of December 31, 2022, would be $2,000,000; outplacement services of up to $15,000; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entirety of such severance pay period, which, assuming a termination date of December 31, 2022, would have a value of $64,080, calculated in the same manner as the “Insurance and other Benefits” column in the table in “Potential Payments upon Termination or Change in Control” above; and all equity awards outstanding as of the date of termination will continue to vest in accordance with each award’s original vesting schedule and vested awards will continue to be exercisable during such severance period and for a period of 90 days thereafter, which, assuming a termination date of December 31, 2022, would have a value of $9,375,148 calculated in the same manner as the “Net Value of Acceleration of Vesting of In-The-Money Options” and “Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units” columns in the table in “Potential Payments upon Termination or Change in Control” above. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest, the value of which, assuming a termination date of December 31, 2022, is shown in the “Net Value of Acceleration of Vesting of In-The-Money Options” and “Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units” columns in the table in “Potential Payments upon Termination or Change in Control” above, and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy, which continue for the duration of the above-referenced severance period. As a condition to the continued receipt of benefits, Mr. Loy must, among other things, execute a release of claims against the Company, comply with his contractual obligations to the Company, cooperate with the Company in certain proceedings, not disparage the Company and return all Company property.
Mr. Graves entered into a severance protection agreement with the Company in 2011, which was amended in 2016. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause (defined in a manner similar to the definition in the CEO Agreement), or if he terminates his own employment for “good reason” (defined in a manner similar to the definition in the CEO Agreement) he is entitled to severance equal to two times base pay as salary continuation, which, assuming a termination date of December 31, 2022, would be $1,200,000, outplacement services of $15,000, the continuation of his health benefits for two years, which, assuming a termination date of December 31, 2022, would have a value of $65,574, calculated in the same manner as column (d) in the table in “Potential Payments upon Termination or Change in Control” above, and the vesting of all outstanding unvested equity awards, the value of which, assuming a termination date of December 31, 2022, is shown in the “Net Value of Acceleration of Vesting of In-The-Money Options” and “Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units” columns in the table in “Potential Payments upon Termination or Change in Control” above. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. As a condition to the continued receipt of benefits, Mr. Graves must, among other things, execute a release of claims against the Company. The severance protection agreement also provides for vesting of unvested equity awards (but not before 12 months following the relevant date of grant) and an extended exercise period in the event of Mr. Graves’ retirement at age 57 with ten years of service. All options that vest before or upon retirement will be exercisable for four years or, if earlier, until expiration.

2023 Proxy Statement	57

Executive Compensation
Treatment of Equity Awards in Connection with a Change in Control or Certain Other Terminations. With respect to performance share units, if the awards held by executives are assumed or continued in connection with a change in control, performance would be determined based on actual performance through the consummation of a change in control and the awards would continue to vest following such change in control based on continued service through the end of the performance period, except that if the executive is terminated without cause or resigns with good reason during the 24 months following the change in control, the award would generally vest “double-trigger” upon such termination. If performance share units are not assumed or continued in connection with a change in control, awards held by executives would generally vest upon the consummation of the change in control, with performance determined based on actual performance through the consummation of the change in control. For performance share units granted prior to 2022, if, prior to a change in control, an executive dies, becomes permanently disabled or retires at age 65 with ten consecutive years of employment, the executive would generally be entitled to receive the performance shares to the extent earned at the end of the three-year performance period (or, if earlier, a change in control), but the amount payable would be prorated for the executive’s period of employment.
With respect to restricted stock units and stock options, if the awards are assumed or continued in connection with a change in control, the awards would generally vest “double-trigger” upon the executive’s termination without cause, or upon the executive’s resignation for good reason within 24 months after the change in control, and any such options would be exercisable for 24 months after termination (or, if earlier, until expiration of the option). If such restricted stock units and stock options held by executives are not assumed or continued in connection with a change in control, the awards would generally vest upon the consummation of the change in control. In addition, in the event of a “covered transaction” (which is generally defined as (i) a consolidation or merger in which Entegris is not the surviving corporation or which results in the acquisition of all of Entegris’ common stock by a single person or entity or group of persons acting in concert, (ii) a sale or transfer of all or substantially all of Entegris’ assets, or (iii) a dissolution or liquidation of Entegris), outstanding restricted stock units and stock options would vest in full upon the consummation of the covered transaction. Further, for restricted stock units and stock options granted prior to 2022, if an executive retires with the consent of the administrator, restricted stock units would generally vest upon retirement, and options would remain exercisable for four years (or, if earlier, until expiration of the option) and would continue to vest during such period.
In the event that an executive officer retires and is eligible for the Rule of 70 provision in the 2022 equity awards then, subject to continued compliance with post-termination restrictive covenants and the execution and nonrevocation of a release of claims in favor of the Company, each outstanding and unvested (i) stock option will continue to vest and become exercisable in accordance with the regular time-based vesting schedule, (ii) restricted stock unit will vest as of the date of the qualifying retirement, and (iii) performance share unit will remain outstanding and vest at the actual level of performance at the end of the applicable performance period.
The value of acceleration of vesting for the named executive officers in the foregoing scenarios would generally be the same as the amounts set forth in the “Net Value of Acceleration of Vesting of In-The-Money Options” and “Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units” columns in the table in “Potential Payments upon Termination or Change in Control” above, assuming the occurrence of a change in control and termination of employment on December 31, 2022 or the death, permanent disability or retirement of the executive on that date (with shares valued based on the closing price of the Company’s stock on the last trading day of 2022 ($65.59)), except that no performance share units would vest upon retirement because none of our named executive officers satisfied the minimum retirement age as of December 31, 2022.
CEO Pay Ratio
For purposes of calculating the CEO pay ratio required by Item 402(u) of Regulation S-K, we must determine the identity of our median employee. In 2022, to determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of December 31, 2022, which included all global full-time, part-time, temporary, and seasonal employees that were employed on that date. The Company used “gross wages paid” as the consistently applied compensation measure across its global employee population, measured from January 1 through December 31, 2022, to calculate the median employee compensation. The Company annualized the compensation for any full-time and part-time employees that it hired in 2022 and that were employed on December 31, 2022. The Company determined this median employee’s annual total compensation for 2022 using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of our CEO, as detailed in the Summary Compensation Table for 2022, to arrive at the pay ratio disclosed below. The Company’s median employee’s 2022 annual total compensation was approximately $65,211, and the Company’s CEO’s 2022 annual total compensation was $12,071,147. As a result, pursuant to Item 402(u) of Regulation S-K, the Company’s 2022 CEO to median employee pay ratio is approximately 185:1.

58

Executive Compensation
Pay Versus Performance
The following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of the other Named Executive Officers (non-PEO NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

Year[1]	Summary Compensation Table Total for PEO[2] ($)	Compensation Actually Paid to PEO[3] ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2] ($)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers[4] ($)	Value of initial fixed $100 investment based on:		Net Income ($ in Millions)	Adjusted EBITDA as a percentage of net sales[6]
					Total Shareholder Return ($)	Peer Group Total Shareholder Return[5] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	12,071,147	(14,955,812)	4,032,331	(1,180,462)	132.44	142.94	208.9	29.7%
2021	10,498,881	28,998,082	2,531,346	6,304,090	278.79	219.50	409.1	30.4%
2020	10,185,801	30,833,487	2,032,973	6,664,122	192.83	153.66	295.0	29.2%
(1)The PEO and non-PEO NEOs for the applicable years were as follows:
2022: Mr. Loy served as our PEO; Mr. Graves, Mr. Edlund, Ms. Rice, Mr. Colella and Mr. Woodland served as our non-PEO NEOs.
2021: Mr. Loy served as our PEO; Mr. Graves, Mr. Edlund, Ms. Rice and Clint Haris, Senior Vice President and President, Microcontamination Control, served as our non-PEO NEOs.
2020: Mr. Loy served as our PEO; Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Haris served as our non-PEO NEOs.
(2)The 2022 Summary Compensation Table totals reflected are as reported for the PEO and the average of the non-PEO NEOs for each of 2022, 2021 and 2020.
(3)PEO - Compensation Actually Paid
The amounts in the following table represent each of the amounts deducted and added to the equity award values for the PEO for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in column (c) of the Pay Versus Performance table:

Year	Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid ($)
2022	9,472,554	3,338,027	(19,164,110)	(1,728,323)	(17,554,405)
2021	7,513,579	12,131,903	12,448,578	1,432,299	26,012,780
2020	7,615,713	14,455,226	(2,147,538)	15,955,710	28,263,399
(4)Average non-PEO NEO Compensation Actually Paid
The amounts in the following table represent each of the amounts deducted and added to the equity award values for the non-PEO NEOs for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in column (e) of the Pay Versus Performance table:

Year	Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Total Equity Value Reflected in Compensation Actually Paid ($)
2022	1,670,764	901,518	(2,611,814)	(324,344)	(2,034,640)
2021	1,428,038	2,305,895	2,343,287	2,053,628	6,702,810
2020	1,023,726	2,305,459	61,045	3,487,192	5,853,697
(5)The peer group for each listed fiscal year consists of the companies listed in the Philadelphia Semiconductor Index TSR effective as of December 31, 2022.
(6)The Company has identified adjusted EBITDA as a percentage of net sales as our company-selected measure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the non-PEO NEOs in 2022 to the Company’s performance. See Appendix A for more information on the Company’s use of non-GAAP metrics, including GAAP to non-GAAP reconciliations.

2023 Proxy Statement	59

Executive Compensation
Relationship Between Pay and Performance.
Compensation Actually Paid versus Company Performance. The relationship between compensation actually paid and Entegris’ financial performance over the three-year period shown in the table above is described below.
PEO
From 2021 to 2022, compensation actually paid to the PEO decreased by $43,953,894 or 152%. Over this same period, the Company’s TSR decreased by 53%, peer company TSR decreased by 35%, net income decreased by 49% as a result of the impact of purchase accounting in connection with the acquisition of CMC Materials, and adjusted EBITDA as a percentage of net sales declined by 70 basis points as a result of lower gross margin. The largest impact on PEO compensation changes is the decrease in stock value during 2022.
From 2020 to 2021, compensation actually paid to the PEO decreased by $1,845,405 or 6%. Over this same period, the company’s TSR increased by 45%, peer company TSR increased by 43%, net income increased by 39% as a result of improved operating results, and Adjusted EBITDA as a percentage of net sales increased by 120 basis points as a result of increased sales and gross profit. Some key factors that drove the changes in compensation actually paid were increased annual bonus and stock value during 2021, offset by more significant increases in stock price in 2020.
Non-PEO NEOs
From 2021 to 2022, average compensation actually paid to the non-PEO NEOs decreased by $7,484,552 or 119%. Over this same period, the Company’s TSR decreased by 53%, peer company TSR decreased by 35%, net income decreased by 49% as a result of the impact of purchase accounting in connection with the acquisition of CMC Materials, and adjusted EBITDA as a percentage of net sales declined by 70 basis points as a result of lower gross margin. The largest impact on non-PEO NEO compensation changes is the decrease in stock value during 2022.
From 2020 to 2021, average compensation actually paid to the non-PEO NEOs decreased by $360,032 or 5%. Over this same period, the Company’s TSR increased by 45%, peer company TSR increased by 43%, net income increased by 39%, and adjusted EBITDA as a percentage of net sales increased by 120 basis points as a result of increased sales and gross profit. Some key factors that drove the changes in compensation actually paid were increased annual bonus and stock value during 2021, offset by more significant increases in stock price in 2020.
Entegris and Philadelphia Semiconductor Index TSR
The following graphic compares the cumulative total stockholder return (“TSR”) on our common stock from December 31, 2019 through December 31, 2022 with the cumulative total return of the Philadelphia Semiconductor Index, assuming $100 was invested at the close of trading December 31, 2019 in our common stock and the Philadelphia Semiconductor Index and that all dividends are reinvested.

60

Executive Compensation
ENTEGRIS TSR PERFORMANCE VERSUS THE PHILADELPHIA SEMICONDUCTOR INDEX

178.79%
119.50%
92.83%
53.66%
42.94%
32.44%
1-Year TSR (period ending 12/31/2020)
2-Year TSR (period ending 12/31/2021)
3-Year TSR (period ending 12/31/2022)
Entegris, Inc.
Philadelphia Semiconductor Index

Tabular List of Financial Performance Measures
Entegris considers the following to be the most important financial performance measures it uses to link actual compensation paid to its NEOs, for 2022, to Company performance.
•Relative Total Shareholder Return
•Net Sales
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales
•Quality Performance

2023 Proxy Statement	61

Executive Compensation

PROPOSAL 3 Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

The Board recommends that the stockholders vote for the advisory vote to approve the compensation of our named executive officer be held “EVERY ONE YEAR”.

The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 2 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation at least once every six years.
After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company and therefore recommends a vote for an annual advisory vote. In reaching its recommendation, our Board of Directors considered our ownership structure and that an annual advisory vote would permit closer stockholder interaction with our compensation programs. Our Board of Directors believes that an annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS”, “EVERY TWO YEARS” or “EVERY ONE YEAR,” as recommended by the Board of Directors, or you may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, frequency of the stockholder vote on executive compensation (every 1, 2 or 3 years) will be determined by a plurality of votes cast “FOR” the year receiving the highest number of votes, even if such votes do not constitute a majority.
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

62

Audit Matters

PROPOSAL 4 Ratification of Selection of Independent Registered Public Accounting Firm for 2023

The Board recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2023.

KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2022, 2021 and 2020 and for previous fiscal years. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2023. Representatives of KPMG are expected to be able to make a statement at the Annual Meeting if they wish to do so and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2023 is subject to mediation and arbitration procedures as the sole method for resolving disputes.
Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.
Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2022, 2021 and 2020, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” herein.
Audit Fees
Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2022 and 2021 were:

Service	2022 ($)	2021 ($)
Audit Fees	$4,953,000	$1,855,000
Audit-Related Fees	386,000	81,000
Tax Fees	797,000	696,000
All Other Fees	0	0
Total	$6,136,000	$2,632,000

2023 Proxy Statement	63

Audit Matters
The Audit services for the years ended December 31, 2022 and 2021 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002; the statutory audits of certain of the Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; incremental audit services in connection with our acquisitions of CMC Materials, Inc., BASF’s precision microchemicals business; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.
The fees for Audit-Related services for the year ended December 31, 2022 were for comfort letters in connection with our issuance of our senior secured notes due 2029 and our senior unsecured notes due 2030 and for the year ended December 31, 2021, such fees were for our comfort letters in connection with the issuance of our senior unsecured notes due 2029, respectively.
The fees for Tax services for the years ended December 31, 2022 and 2021 were for services related to tax compliance, tax planning and tax advice for the Company.
There were no fees for All Other services for the years ended December 31, 2022 or 2021.
The charter of the Audit & Finance Committee requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “About Us – Investors – Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non-audit services (“Services”). Under this policy, Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chair of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chair is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2022 and 2021 in the table above received pre-approval by the Company’s Audit & Finance Committee.
Report of the Audit & Finance Committee
The Audit & Finance Committee is currently composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee meet the standards of independence applicable to members of audit committees that are set forth in the Audit & Finance Committee Charter, the Nasdaq Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Exchange Act.
The Audit & Finance Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed these consolidated financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s consolidated financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2022, which selection was ratified by the stockholders at the 2022 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:
•the plan for, and report of the independent registered public accounting firm on, each audit of the Company’s consolidated financial statements;
•the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
•changes in the Company’s accounting practices, principles, controls or methodologies;
•significant developments or changes in accounting rules applicable to the Company; and
•the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

64

Audit Matters
The Audit & Finance Committee also reviewed and discussed with KPMG LLP the Company’s audited consolidated financial statements for 2022 and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. These rules require the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:
•methods to account for significant unusual transactions;
•the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.
KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit & Finance Committee concerning independence. The PCAOB requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with KPMG LLP the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit-related and tax services to Entegris by KPMG LLP, which are referred to under PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023 above, is compatible with maintaining such auditors’ independence and concluded that KPMG LLP met the specified independence standards.
Based on its discussions with management and KPMG LLP, and its review of the representations and information provided by management and KPMG LLP, the Audit & Finance Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
In performing all of these functions, the Audit & Finance Committee acted only in an oversight capacity. The members of the Audit & Finance Committee necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for the Company’s consolidated financial statements and reports. The members of the Audit & Finance Committee also relied on the work and assurances of KPMG LLP, who in their report express an opinion on the Company’s consolidated financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the consolidated financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s consolidated financial statements. The information in this report of the Audit & Finance Committee shall not be deemed to be “soliciting material”, “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act and is not incorporated by reference into any filings of the Company with the SEC, irrespective of any general incorporation language contained in any such filing.
AUDIT & FINANCE COMMITTEE
James P. Lederer, Chair
Michael A. Bradley
James F. Gentilcore
Yvette Kanouff

2023 Proxy Statement	65

Information about Stock Ownership
Management Holdings of Entegris Common Stock
Except as noted therein, the following table sets forth information concerning the number of shares of Entegris common stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee for director of the Company; each of the named executive officers; and all directors and executive officers of the Company as a group as of March 10, 2023 or subject to acquisition by any of them within sixty days following that date. This information is based on information provided by each director, nominee for director and executive officer, and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned(1)(2)	% of Class(3)
James R. Anderson	385	*
Michael A. Bradley	53,488	*
Rodney Clark	3,732	*
James F. Gentilcore	13,685	*
Yvette Kanouff	3,732	*
James P. Lederer	16,533	*
Paul L.H. Olson	17,199	*
Azita Saleki-Gerhardt	17,582	*
Bertrand Loy	302,022	*
Gregory B. Graves	40,704	*
Daniel Woodland	75,065	*
Susan Rice	73,483	*
Joseph Colella	23,508	*
Todd J. Edlund	205,797	*
All Directors and Executive Officers as a Group (24) persons (including those listed above):	1,210,145(4)	*
*None of these officers or directors owns as much as 1.0% of outstanding Entegris common stock.
(1)Includes the following number of shares subject to acquisition which the following named executive officers have the right to acquire within 60 days following March 10, 2023: Mr. Loy – 178,898 shares; Mr. Graves – 39,978 shares; Mr. Woodland – 71,038 shares; Ms. Rice – 41,911 shares; Mr. Colella – 6,812 shares; Mr. Edlund – 44,292 and all other executive officers as a group – 160,082 shares.
(2)Includes restricted stock units that vest within 60 days following March 10, 2023 as follows: Mr. Anderson – 385 shares; Mr. Bradley – 1,849 shares; Mr. Clark – 1,849 shares; Mr. Gentilcore – 1,849 shares; Ms. Kanouff – 1,849 shares; Mr. Lederer – 1,849 shares; Mr. Olson – 1,849 shares; and Dr. Saleki-Gerhardt – 1,849 shares.
(3)Calculated based on 149,663,380 issued and outstanding shares of Entegris common stock as of March 10, 2023.
(4)Includes 556,339 shares subject to acquisition by executive officers and directors within 60 days following March 10, 2023, including those described in footnotes 1 and 2 above.

66

Information about Stock Ownership
Other Principal Holders of Entegris Common Stock
Based on reports filed with the SEC through March 10, 2023, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2022:

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,907,661(2)	10.6%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	14,040,721(3)	9.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	10,672,981(4)	7.1%
Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, New York 10003	7,489,928(5)	5.0%
(1)Calculated based on 149,663,380 outstanding shares of Entegris common stock as of March 10, 2023.
(2)Based on information set forth in the Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc., a holding company (“BlackRock”), relating to Entegris common stock. BlackRock reported having sole dispositive power with respect to 15,907,661 shares, shared dispositive power with respect to no shares, sole voting power with respect to 15,248,978 of such shares and shared voting power with respect to no shares.
(3)Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, a registered investment advisor (“Vanguard”), relating to Entegris common stock. Vanguard reported having sole dispositive power with respect to 13,828,073 of such shares, shared dispositive power with respect to 212,648 of such shares, sole voting power with respect to no shares and shared voting power with respect to 99,462 of such shares.
(4)Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2023, by T. Rowe Price Associates, Inc., a registered investment advisor (“T. Rowe Price”), relating to Entegris common stock. T. Rowe Price reported having sole dispositive power with respect to all such shares, shared dispositive power with respect to no shares, sole voting power with respect to 2,021,112 of such shares and shared voting power with respect to no shares, and T. Rowe Price New Horizons Fund, Inc. reported having sole dispositive power with respect to no shares, shared dispositive power with respect to no shares, sole voting power with respect to 7,904,936 of such shares and shared voting power with respect to no shares.
(5)Based on information set forth in the Schedule 13G/A filed with the SEC on February 14, 2023 by Select Equity Group, L.P., a registered investment adviser (“Select”), relating to Entegris common stock. Select reported having sole dispositive power with respect to no such shares, shared dispositive power with respect to all such shares, sole voting power with respect to no such shares and shared voting power with respect to all such shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10 percent of Entegris common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. For 2022, we believe all required reports were filed on or before the applicable due date.

2023 Proxy Statement	67

Miscellaneous Information on Voting and the Annual Meeting
Proxies
A stockholder giving a proxy to vote at the 2023 Annual Meeting of Stockholders may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2023 Annual Meeting of Stockholders. Any properly completed proxy forms returned in time to be voted at the 2023 Annual Meeting of Stockholders will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the seven named nominees for director and in accordance with the recommendations of the Board with respect to other matters to come before the 2023 Annual Meeting of Stockholders. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2023 Annual Meeting of Stockholders which is not known to the Company as of the date of this Proxy Statement, unless the proxy directs otherwise.
Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.
All costs of the solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal meetings and the Internet, including e-mail and text message. Brokers, dealers, banks, fiduciaries and nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable direct and indirect out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Voting Securities and Votes Required
The record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting of Stockholders was the close of business on March 10, 2023 (the “Record Date”). On the Record Date, there were 149,663,380 shares of common stock, $0.01 par value per share, the Company’s only class of voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s by-laws, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote on the matter is required for the election of directors (see “Corporate Governance — Board of Directors — Majority Voting for Directors” above) and for the approval of Proposals 2 and 4 listed in the Notice of Meeting. For Proposal 3, the option (every one, two or three years) receiving the highest number of votes cast will be considered the frequency recommended by stockholders. Under the Company’s bylaws, shares whose ballot is marked as withheld, shares otherwise present at the meeting but for which there is an abstention, and shares otherwise present at the meeting as to which the stockholder gives no authority or direction are not counted as votes cast. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting, except for Proposal 4 to ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2023, for which nominees have discretionary voting power.
Stockholders Sharing an Address
Stockholders sharing an address with another stockholder may receive only one notice, proxy statement and Annual Report to Stockholders at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate notice, proxy statement and Annual Report to Stockholders now or in the future may contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department to request a separate copy.

68

Miscellaneous Information on Voting and the Annual Meeting
Broadridge Financial Solutions, Inc. will promptly, upon written or oral request, deliver a separate notice, proxy statement and Annual Report to Stockholders to any stockholder at a shared address to which only a single copy was delivered.
Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s notice, proxy statement and Annual Report to Stockholders may write or call the above address and phone number to request delivery of a single copy in the future.
Stockholder Proposals and Nominees for 2024 Annual Meeting of Stockholders
Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 18, 2023 and must comply with the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to Entegris, Inc., 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary.
Stockholder nominees for director must be received by the Company no earlier than December 28, 2023 and no later than January 27, 2024 and must comply with the requirements set forth in our by-laws. Unless such information is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary, within such period, stockholder nominees for director will not be eligible for election as directors at the Entegris 2024 Annual Meeting of Stockholders.
Under our proxy access bylaw, a stockholder or a group of up to 20 stockholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy statement candidates for up to 20% of our Board (rounded down, but not less than two). Nominations must comply with the requirements and conditions of our proxy access bylaw, including delivering proper notice to us not earlier than October 19, 2023 nor later than November 18, 2023. Detailed information for submitting proxy access nominations will be provided upon written request to the Company at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary.
Stockholder proposals for submission to the Entegris 2024 Annual Meeting of Stockholders (other than pursuant to Rule 14a-8 under the Exchange Act) must be received by the Company no earlier than December 28, 2023 and no later than January 27, 2024 and must comply with the requirements set forth in our by-laws.
Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary, within such period, the stockholder proposal will not have been properly brought before the meeting and will not be introduced at the meeting.
To be timely for purposes of Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19, which must be received in accordance with the requirements of our by-laws as described above.
Annual Report to Stockholders
A copy of the Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 accompanies this Proxy Statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report to Stockholders by writing to our headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary. In addition, the Company’s Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available through the web site of the SEC (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investor Relations” section under the heading “Financial Information – SEC Filings”.
Other Business
The Board is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

2023 Proxy Statement	69

Appendix A: GAAP to Non-GAAP Reconciliations
The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). adjusted EBITDA and non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes that these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP net sales and net income to adjusted EBITDA and GAAP earnings per share to non-GAAP earnings per share are presented below.
Reconciliation of GAAP Net Sales and Net Income to Non-GAAP Adjusted EBITDA

In thousands	2022	2021	2020
Net sales	$3,282,033	$2,298,893	$1,859,313
Net income	$208,920	$409,126	$294,969
Net income - as a % of net sales	6.4%	17.8%	15.9%
Adjustments to net income
Income tax expense	$38,160	$69,950	$59,318
Interest expense	$212,669	$41,240	$48,600
Interest income	($3,694)	($243)	($786)
Other expense (income), net	$23,926	$31,695	($6,656)
GAAP – Operating income	$479,981	$551,768	$395,445
Operating margin - as a % of net sales	14.6%	24.0%	21.3%
Charge for fair value write-up of acquired inventory sold	$61,932	$428	$590
Deal costs	$39,543	$4,744	$2,576
Integration costs	$50,731	$3,780	$2,963
Contractual and non-cash integration costs	$61,964	—	—
Gain on Sale	($254)	—	—
Severance and restructuring costs	—	$529	$4,364
Amortization of intangible assets	$143,953	$47,856	$53,092
Adjusted operating income	$837,850	$609,105	$459,030
Adjusted operating margin	25.5%	26.5%	24.7%
Depreciation	$135,371	$90,311	$83,430
Adjusted EBITDA	$973,221	$699,416	$542,460
Adjusted EBITDA – as a % of net sales	29.7%	30.4%	29.2%

2023 Proxy Statement	A-1

Appendix A: GAAP to Non-GAAP Reconciliations
Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share

In thousands, except per share data	2022	2021	2020
Net income	$208,920	$409,126	$294,969
Adjustments to net income:
Charge for fair value write-up of acquired inventory sold	$61,932	$428	$590
Deal costs	$39,543	$4,744	$2,576
Integration costs	$50,731	$3,780	$2,963
Contractual and non-cash integration costs	$61,964	—	—
Gain on Sale	($254)	—	—
Severance and restructuring costs	—	—	$4,364
Loss on debt extinguishment and modification	$3,287	$23,338	$2,378
Interest expense, net	$29,822	—	—
Amortization of intangible assets	$143,953	$47,856	$53,092
Tax effect of adjustments to net income and discrete tax items (1)	($65,728)	($20,411)	($15,197)
Non-GAAP net income	$534,170	$469,390	$345,735
Diluted earnings per common share	$1.46	$3.00	$2.16
Effect of adjustments to net income	$2.27	$0.44	$0.37
Diluted non-GAAP earnings per common share	$3.73	$3.44	$2.54
(1)The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

A-2

Entegris

129 Concord Road
Billerica, Massachusetts 01821
http://www.Entegris.com

ENTEGRIS, INC.
129 CONCORD RD.
ATTN: JOE COLELLA
BILLERICA, MA 01821

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/25/2023 for shares held directly and by 11:59 P.M. ET on 04/23/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/25/2023 for shares held directly and by 11:59 P.M. ET on 04/23/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. James R. Anderson	☐	☐	☐
1b. Rodney Clark	☐	☐	☐
1c. James F. Gentilcore	☐	☐	☐
1d. Yvette Kanouff	☐	☐	☐
1e. James P. Lederer	☐	☐	☐
1f. Bertrand Loy	☐	☐	☐
1g. Azita Saleki-Gerhardt	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval, by non-binding vote, of the compensation paid to Entegris, Inc.'s named executive officers (advisory vote).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Frequency of future advisory votes on Executive compensation (advisory vote).	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratify the appointment of KPMG LLP as Entegris, Inc.'s Independent Registered Public Accounting Firm for 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000595228_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

ENTEGRIS, INC.
Annual Meeting of Stockholders
April 26, 2023 8:00 AM
This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy and Joseph Colella and each of them singly, your proxies and attorneys, with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at the Headquarters of Entegris, Inc., 129 Concord Road, Billerica, MA, on April 26, 2023 at 8:00 a.m., local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL SEVEN NOMINEES; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; ONE YEAR ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

0000595228_2 R1.0.0.6